UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHEMOMAB THERAPEUTICS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO

PROXY STATEMENT FOR SPECIAL MEETING OF

CHEMOMAB THERAPEUTICS LTD.

AND

PROSPECTUS FOR UP TO 5,000,000 SHARES OF COMMON STOCK

OF

SNOWDRIFT PARENT CORPORATION

(To be renamed “Scipher Medicine Corporation” following the Domestication in the State of Delaware and in connection with the Merger described in the above-referenced proxy statement/prospectus)

Dated

November 10, 2026

CHEMOMAB THERAPEUTICS LTD.
121-123 Menachem Begin Road, 30th floor, Tel Aviv 6701203, Israel

To the Shareholders of Chemomab Therapeutics Ltd.:

This is a supplement (this “Supplement”) to the proxy statement of Chemomab Therapeutics Ltd., an Israeli company (“Chemomab Israel”), and the prospectus of Snowdrift Parent Corporation, a Delaware corporation and a wholly owned subsidiary of Chemomab Israel (“Chemomab Parent”), dated October 30, 2026 (the “Proxy Statement/Prospectus”) that was addressed and provided to shareholders of Chemomab Israel as of the close of business on October 29, 2026 (the “Record Date”) in connection with the Special Meeting of Shareholders of Chemomab Israel to be held on December 4, 2026, at 3:00 p.m. (Israel time), at Meitar | Law Offices, located at 1 Ariel Sharon Street, Givatayim, 5320046, Israel to consider and vote upon, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 7, 2026 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Chemomab Israel, Chemomab Parent, Snowdrift Sub Corp., a Delaware corporation and a wholly owned subsidiary of Chemomab Parent (“Merger Sub”), Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Chemomab Parent (“Domestication Merger Sub”), and Scipher Medicine Corporation, a Delaware corporation (“Scipher”). Pursuant to the Merger Agreement, following the merger of Domestication Merger Sub with and into Chemomab Israel, with Chemomab Israel being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger”), and upon satisfaction of additional closing conditions, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the “Merger”). The Merger is expected to be completed in the first calendar quarter of 2027 and if it is completed, then the business of Scipher will combine with the business of Chemomab Israel in Chemomab Parent.

Chemomab Israel and Chemomab Parent filed the Proxy Statement/Prospectus with the Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form S-4 (Registration No. 333-299153), which was declared effective by the SEC on October 30, 2026. Capitalized terms used in this Supplement and not otherwise defined herein have the respective meanings ascribed to them in the Proxy Statement/Prospectus.

The purpose of this Supplement is to update and supplement information contained in the Proxy Statement/Prospectus, and this Supplement is not complete without, and may not be delivered or utilized except in combination with, the Proxy Statement/Prospectus, including any other amendments or supplements thereto. This Supplement should be read in conjunction with the Proxy Statement/Prospectus, and if there is any inconsistency between the information in the Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement. This Supplement modifies and supersedes, in part, the information in the Proxy Statement/Prospectus. Any information in the Proxy Statement/Prospectus that is modified or superseded by the information in this Supplement shall not be deemed to constitute a part of the Proxy Statement/Prospectus except as modified or superseded by this Supplement.

This Supplement does not affect the date of the Special Meeting of Shareholders of Chemomab Israel, which will be held on December 4, 2026, at 3:00 p.m. (Israel time), at Meitar | Law Offices, located at 1 Ariel Sharon Street, Givatayim, 5320046, Israel. This Supplement does not affect the Record Date of October 29, 2026. Any Chemomab Israel Shares issued after the close of business on the Record Date are not eligible to vote at the Special Meeting of Shareholders.

Sale of ADSs by Chemomab Israel Pursuant to At-the-Market Offering Program

On November 3, 2026, Scipher agreed to purchase 932,203 ADSs (equal to 74,576,240 Chemomab Israel Shares) (the “November 2026 ADSs”) from Chemomab Israel at a price of $1.18 per ADS, for aggregate gross proceeds of approximately $1.1 million, before deducting the sales agent’s commission and other offering expenses payable by Chemomab Israel. The November 2026 ADSs were issued and sold to Scipher in a block trade pursuant to Chemomab Israel’s at-the-market offering program (the “ATM Program”) under a Sales Agreement, dated July 25, 2025 (the “Sales Agreement”), between Chemomab Israel and LifeSci Capital, LLC, as sales agent (“LifeSci Capital”). The net proceeds to Chemomab Israel from the sale, after deducting such commission and estimated offering expenses payable by Chemomab Israel, were approximately $1,042,000. The November 2026 ADSs were offered and sold pursuant to Chemomab Israel’s shelf registration statement on Form F-3 (File No. 333-275002), which was declared effective by the SEC on November 3, 2023, and the base prospectus included therein, as supplemented by the prospectus supplement dated July 25, 2025, relating to the ATM Program.

Scipher purchased the ADSs as required pursuant to Section 5.6 of the Merger Agreement, pursuant to which Scipher agreed that, if Chemomab Israel determined that it required additional financing prior to the Closing, Scipher would provide up to $1.1 million of such financing. Pursuant to the Merger Agreement, any shares issued pursuant to such financing are included in the Chemomab Parent Outstanding Shares for purposes of the allocation formula. Chemomab Israel consented to the incurrence of additional indebtedness by Scipher in the form of the Additional Notes and additionally agreed that the Additional Notes will not be considered indebtedness for purposes of determining the Scipher Valuation.

The number of ADSs outstanding as of November 6, 2026 was 8,988,503, which reflects the above-described issuance of the November 2026 ADSs to Scipher pursuant to the Sales Agreement and the exercise of options and vesting of restricted stock units for an aggregate of 7,685 ADSs since October 14, 2026 and the October 29, 2026 Record Date.

Issuance of Senior Unsecured Convertible Promissory Notes by Scipher

On October 29, 2026, Scipher and the holders constituting the “Requisite Purchasers” as defined in the 2026 CNPA entered into Amendment No. 3 to the 2026 CNPA (“Amendment No. 3”). The 2026 CNPA, as amended by Amendment No. 3, is referred to herein as the “Amended 2026 CNPA.” Amendment No. 3 amended the 2026 CNPA to (i) provide for the issuance by Scipher of a new series of senior unsecured convertible promissory notes in an aggregate principal amount of up to $1.1 million (the “Additional Notes”), (ii) provide for the treatment of Chemomab Israel securities purchased by Scipher under the ATM Program and (iii) make certain other changes. Except as expressly amended by Amendment No. 3, the 2026 CNPA remains in full force and effect.

Under the Amended 2026 CNPA, existing investors that are holders of the 2026 Notes (the “2026 Note Holders”) agreed to purchase Additional Notes in the aggregate principal amount of $1.1 million over a 30-day period in one or more closings through November 28, 2026. Additionally, pursuant to the Amended 2026 CNPA, Scipher agreed to invest $989,615 (the “Scipher Investment Amount”) in the ATM Program on or before November 3, 2026. While the Additional Notes are outstanding and before the Merger Agreement terminates, Scipher will hold the November 2026 ADSs for the benefit of the holders of the Additional Notes. The Additional Notes mature on August 5, 2027. The Additional Notes rank pari passu with the 2026 Notes and senior in all respects, including in right of payment, to all other existing indebtedness of Scipher, including Scipher’s prior convertible notes (other than the 2026 Notes). The Amended 2026 CNPA further provides that, to the extent a 2026 Note Holder fails to purchase such 2026 Note Holder’s pro rata portion of Additional Notes by November 28, 2026 (a “Non-Participating 2026 Note Holder”) and such failure remains uncured following a notice period from Scipher, all 2026 Notes held by such Non-Participating 2026 Note Holder (collectively, the “Non-Participating Notes”) shall be deemed automatically amended to make such Non-Participating Notes junior to all other 2026 Notes such that the Non-Participating Notes shall not be converted into Chemomab Parent Common Stock in the Merger and shall instead be cancelled for no consideration.

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Under the Amended 2026 CNPA, in connection with the Merger, each Additional Note will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note such number of shares of Chemomab Parent Common Stock issued to Scipher in the Domestication in exchange for the November 2026 ADSs (the “Scipher Parent Shares”) as is equal to (i) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (ii) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share. The Scipher Parent Shares will be deemed transferred to the holders immediately prior to, and contingent upon, the closing of the Merger. If the Merger Agreement is terminated before the Merger closes, the Additional Notes will remain outstanding in accordance with their terms, will not be exchanged for shares of Chemomab Parent Common Stock or any securities of Chemomab Israel, and Scipher will retain the November 2026 ADSs.

We are sending you this Supplement to provide you with additional information relating to the purchase of the November 2026 ADSs and the Additional Notes, including updated unaudited pro forma condensed combined financial information and updated disclosures and illustrative information that reflect the issuance of the November 2026 ADSs and the corresponding adjustment to the expected Domestication Exchange Ratio previously used for such disclosures and illustrative information. We caution shareholders that the updated expected Domestication Exchange Ratio used in this Supplement is being provided solely for illustration purposes, and the final Domestication Exchange Ratio remains subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger. However, we are providing the updated information to provide shareholders with updated calculations based on the number of ADSs and options to purchase ADSs outstanding as of November 6, 2026, which reflects the issuance of the November 2026 ADSs and the issuance of an aggregate of 7,685 ADSs upon the exercise of options and vesting of restricted stock units since October 14, 2026 and the October 29, 2026 Record Date.

For example, the information in the second paragraph under the heading “Effect of the Transactions” in the cover letter included in the front of the Proxy Statement/Prospectus regarding the expected Domestication Exchange Ratio was based on the number of outstanding ADSs and options to purchase ADSs as of October 14, 2026, which we are hereby updating based on the number of ADSs and options to purchase ADSs outstanding as of November 6, 2026:

Based on 8,988,503 outstanding ADSs and outstanding options to purchase 514,072 ADSs as of November 6, 2026, and assuming the Chemomab Allocation is 1,600,000 shares of Chemomab Parent Common Stock (32% of 5,000,000 shares of Chemomab Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment), the Domestication Exchange Ratio is expected to be approximately 0.0021 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.168 on an ADS basis), such that each ADS would convert into 0.168 shares of Chemomab Parent Common Stock pursuant to the Domestication Merger Agreement. The remaining 3,400,000 shares of Chemomab Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment will be issued to holders of Scipher’s 2026 Notes. The foregoing estimate is provided solely for illustration purposes, and the final Domestication Exchange Ratio is subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger.

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As set forth in more detail in this Supplement, we are similarly providing updates to other sections of the Proxy Statement/Prospectus to reflect the events described above.

More information about Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher and the proposed Transactions is contained in the Proxy Statement/Prospectus. Chemomab Israel and Scipher urge you to read this Supplement and the Proxy Statement/Prospectus carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 28 OF THE PROXY STATEMENT/PROSPECTUS.

Your vote is very important, regardless of the number of shares that you own. The approval of each of the Proposals requires the affirmative vote of the holders of a simple majority of the voting power of Chemomab Israel represented at the Meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes). In the case of the Domestication Merger Proposal, the foregoing majority must also include a majority of the Chemomab Israel Shares voted in favor of the Domestication Merger Proposal that are not held by a Parent Affiliate.

The presence (in person or by proxy) of any two or more shareholders holding, in the aggregate, at least 25% of the voting power of Chemomab Israel constitutes a quorum for purposes of the Meeting. If such quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned to (i) the same day in the following week, at the same time and place, (ii) such day and at such time and place as indicated in the notice of the Meeting, or (iii) such day and at such time and place as the chairperson of the Meeting determines. At such adjourned meeting, any shareholder present in person or by proxy will constitute a quorum.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Accordingly, after reading the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus, please sign, date and mail the proxy card in the envelope provided or vote by telephone or over the Internet in accordance with the instructions on your proxy card. If voting by mail, the proxy card must be received by no later than 11:59 p.m. (Eastern Time) on December 3, 2026 to be validly included in the tally of ordinary shares voted at the Meeting. Detailed proxy voting instructions are provided both in the Proxy Statement/Prospectus and in the proxy card.

Chemomab Israel and Scipher are excited about the opportunities the Merger brings to both Chemomab Israel shareholders and Scipher stockholders, and thank you for your consideration and continued support.

/s/ Dr. Nissim Darvish
Chairperson of the Chemomab Israel Board of Directors

Neither the Securities and Exchange Commission, which is referred to as the “SEC,” nor any state securities commission has approved or disapproved of the Domestication Merger, the Merger or the securities to be issued under the Proxy Statement/Prospectus or has passed upon the adequacy or accuracy of the disclosures in the Proxy Statement/Prospectus or this Supplement. Any representation to the contrary is a criminal offense.

This Supplement is dated November 10, 2026, and is first being made available to Chemomab Israel shareholders on or about November 10, 2026.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Supplement and the documents incorporated by reference into this Supplement contain forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as none of Chemomab Israel, Chemomab Parent or Scipher can assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “anticipates,” “believes,” “continue,” “could,” “design,” “estimates,” “expects,” “intends,” “may,” “plans,” “potentially,” “predict,” “pro forma,” “seeks,” “should,” “will” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings; any statements concerning proposed new products or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements may also include any statements of the plans, strategies and objectives of management with respect to the approval and the Closing, Chemomab Israel’s ability to solicit a sufficient number of proxies to approve the Merger and other matters related to the Closing.

For a discussion of the factors that may cause Chemomab Israel’s, Scipher’s or Chemomab Parent’s (after the Merger) actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risk associated with the ability of Chemomab Israel and Scipher to complete the Merger and the effect of the Merger on the business of Chemomab Israel, Scipher and Chemomab Parent, see the section titled “Risk Factors” in the Proxy Statement/Prospectus.

These forward-looking statements include, but are not limited to, statements concerning the following:

●	the likelihood of the satisfaction of certain conditions to the completion of the Merger, the Domestication Merger and the Concurrent PIPE Investment, and whether and when the Transactions will be completed;
●	the timing, design, enrollment and results of the planned Phase 2 clinical trial of nebokitug in rheumatoid arthritis, including the ability to enroll patients predicted to be inadequate responders to tumor necrosis factor inhibitor therapy using PrismRA®;
●	the ability of the Combined Company to obtain regulatory approval for nebokitug, including the FDA-aligned regulatory pathway for nebokitug in primary sclerosing cholangitis (“PSC”) and the potential development of nebokitug in rheumatoid arthritis or other indications;
●	the achievement of the CVR milestones and the potential payment of CVR consideration, including the initiation of a Phase 3 clinical trial or disposition of nebokitug in PSC and FDA approval of nebokitug in any indication;
●	the ability of the Combined Company to successfully develop, validate and commercialize a nebokitug-specific companion diagnostic or molecular treatment response signature;
●	the Combined Company’s expected capital requirements, cash runway and ability to raise additional financing to fund the continued development of nebokitug;
●	the ability of the Combined Company to maintain the listing of its securities on Nasdaq and to satisfy applicable listing requirements following the Merger;
●	the expected ownership percentages of Chemomab Israel shareholders and Scipher securityholders in the Combined Company and the anticipated dilution from the Concurrent PIPE Investment;
●	the ability of the Combined Company to successfully integrate the businesses of Chemomab Israel and Scipher, retain key employees and realize the anticipated benefits of the Merger;
●	any statements concerning Scipher’s PrismRA® diagnostic, SPECTRA™ platform and biopharma and other partnerships, including the continued adoption and commercialization of such solutions;
●	any statements regarding the Combined Company’s financial performance, including its ability to generate revenue, achieve profitability and fund its operations;
●	the attraction and retention of highly qualified personnel, including key management, scientific and clinical development personnel of the Combined Company;
●	any statements regarding expectations concerning Scipher’s relationships and actions with third parties, including biopharma partners and collaborators; and
●	future regulatory, judicial and legislative changes in the pharmaceutical, biotechnology and precision medicine industries, including changes affecting clinical trials, drug pricing, reimbursement and laboratory-developed tests.

You should not rely upon forward-looking statements as predictions of future events. None of Chemomab Israel, Chemomab Parent or Scipher can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

All forward-looking statements in this Supplement are current only as of the date on which the statements were made, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, none of Chemomab Israel, Chemomab Parent or Scipher undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this Supplement or to conform these statements to actual results or to changes in expectations.

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SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS

The purpose of this Supplement is to advise you that Chemomab Israel sold the November 2026 ADSs to Scipher and that Scipher entered into Amendment No. 3 and issued or will issue the Additional Notes, and to provide you with additional information that gives effect to such issuances, including updated unaudited pro forma condensed combined financial information and updated disclosures and illustrative information that give effect to the issuance of the November 2026 ADSs and the issuance of an aggregate of 7,685 ADSs upon the exercise of options and vesting of restricted stock units since October 14, 2026 and the October 29, 2026 Record Date, and the corresponding adjustment to the expected Domestication Exchange Ratio previously used for such disclosures and illustrative information.

We caution shareholders that the updated expected Domestication Exchange Ratio used in this Supplement is being provided solely for illustration purposes, and the final Domestication Exchange Ratio remains subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger. However, we are providing the updated information to provide shareholders with updated calculations based on the number of ADSs and options to purchase ADSs outstanding as of November 6, 2026, which reflects the issuance of the November 2026 ADSs and the issuance of an aggregate of 7,685 ADSs upon the exercise of options and vesting of restricted stock units since October 14, 2026 and the October 29, 2026 Record Date.

The following information supersedes and supplements any information in the Proxy Statement/Prospectus relevant to the applicable topic. Unless otherwise specified, page references listed below are references to pages in the Proxy Statement/Prospectus, not this Supplement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

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UPDATES TO THE “QUESTIONS AND ANSWERS ABOUT THE MERGER, THE DOMESTICATION MERGER AND THE PROPOSALS” SECTION

The questions titled “What will happen to Chemomab Israel if, for any reason, the Transactions are not completed?,” “What are Contingent Value Rights?,” “What will Scipher stockholders receive in the Merger?,” “When do you expect the Merger to be completed?,” and “Who is entitled to vote?” beginning on pages 9, 11, 12, 13 and 14, respectively, in the “Questions and Answers About the Merger, the Domestication Merger and the Proposals” section of the Proxy Statement/Prospectus are replaced with the disclosure below under the appropriate question heading.

Q: What will happen to Chemomab Israel if, for any reason, the Transactions are not completed?

A: If, for any reason, the Transactions are not completed, Chemomab Israel will be required to raise additional funds to support its operations and continue to advance its clinical development programs for nebokitug. Additionally, in certain circumstances in connection with the termination of the Merger Agreement, including if Chemomab Israel terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Offer or if Scipher terminates the Merger Agreement following a triggering event by Chemomab Israel specified in the Merger Agreement, Chemomab Israel would be required to pay Scipher a termination fee of $2,000,000 in cash. If the Merger Agreement is terminated under certain specified circumstances related to the failure to obtain Chemomab Israel shareholder approval at the Meeting, Chemomab Israel would be required to pay Scipher a termination fee of $500,000 in cash. Additionally, if the Merger Agreement is terminated, Scipher will retain the November 2026 ADSs, and will remain a shareholder of Chemomab Israel.

Q: What are Contingent Value Rights?

A: Pursuant to the terms of the Merger Agreement, holders of Chemomab Israel Shares represented by ADSs, of record as of immediately prior to the Domestication, which will include Scipher as the holder of the November 2026 ADSs, and holders of vested options or other vested equity awards of Chemomab Israel as of immediately prior to the consummation of the transactions contemplated by the Domestication Merger, will be entitled to one contingent value right (“CVR”) for each Chemomab Israel Share or vested option to acquire a Chemomab Israel Share held immediately prior to the Domestication Merger, subject to and in accordance with the terms and conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into at or prior to the Effective Time. The CVRs represent the right to receive contingent payments in cash, shares of Chemomab Parent Common Stock, or a combination thereof (at Chemomab Parent’s election) upon the achievement of certain specified milestones related to Chemomab Israel’s legacy asset, nebokitug, subject to the terms and conditions of the CVR Agreement. The term of the CVR is the period beginning on the date of the CVR Agreement and ending on the seventh (7th) anniversary of the date of the CVR Agreement (the “CVR Term”).

The CVR milestones and potential payout amounts are as follows:

●	Milestone 1: The earlier to occur of (a) the initiation of a Phase 3 clinical trial with respect to nebokitug in the indication of primary sclerosing cholangitis (“PSC”), or (b) the occurrence of a disposition of nebokitug in the indication of PSC (including a sale, license, transfer or research collaboration), in each case during the CVR Term — potential aggregate payout of $40,000,000, payable, at the sole discretion of Chemomab Parent, in cash, shares of Chemomab Parent Common Stock, or any combination thereof.
●	Milestone 2: FDA approval of nebokitug in any indication during the CVR Term — potential aggregate payout of $10,000,000.

Each of the payments for Milestone 1 and Milestone 2 shall be independently earned and separately payable upon the achievement of the applicable milestone, and the achievement of one milestone shall not be a condition to payment of the other. Each holder shall be entitled only to a ratable portion of the applicable milestone payment based on the number of CVRs held by such holder.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the rights agent for the CVRs for subsequent distribution to the holders of the CVRs. There can be no assurance that any holders of CVRs will receive payments with respect thereto. If a milestone is achieved, the holders of the CVRs will receive copies of (i) a written notice indicating which milestone was achieved and (ii) an officer’s certificate certifying (1) the milestone achieved, (2) the milestone payment, (3) the aggregate number of CVRs outstanding, (4) the payment payable to each holder, (5) if the payment shall consist of any shares of Chemomab Parent Common Stock, the VWAP used and the resulting number of shares issuable to each holder and (6) any CVR Expenses (as defined in the CVR Agreement) deducted and any deduction or withholding of taxes.

During the CVR Term, Chemomab Parent will also be required to provide the holders of the CVRs with a high-level written report, within 45 days following the end of each calendar quarter during the CVR Term, summarizing the status of, and significant activity related to, the achievement of each Milestone (including progress toward, or achievement of, such Milestone) (each such report, a “Status Report”); provided that Chemomab Parent may, at its election, satisfy its obligation to deliver a Status Report by either (x) delivering the Status Report to the Rights Agent (with a copy to the CVR Holders’ Representative) for subsequent distribution to the CVR holders or (y) disclosing such information in a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by Chemomab Parent with the SEC under the Exchange Act.

Promptly following the cancellation of the Additional Notes in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, Scipher will distribute to the former Additional Note holders on a pro rata basis the CVRs associated with such Scipher Parent Shares.

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The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement, which include a transfer of a CVR (i) upon the death of a holder, (ii) pursuant to court order, (iii) by operation of law without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (iv) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC, (v) to Chemomab Parent or (vi) by Scipher to the former Additional Note holders, as described above. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Chemomab Parent or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs. There is no guarantee that any milestones will be met or any payments will be made.

Q: What will Scipher stockholders receive in the Merger?

A: Pursuant to the Merger Agreement, (i) each outstanding share of Scipher common stock, par value $0.001 per share, and each outstanding share of Scipher preferred stock, par value $0.001 per share (the “Scipher Capital Stock”) (other than any shares held as treasury stock, which will be cancelled, and any dissenting shares), together with all outstanding Scipher options and Scipher warrants, will be cancelled for no consideration; (ii) all outstanding convertible notes (the “2026 Notes”) issued under the 2026 Convertible Note Purchase and Investment Obligation Agreement, dated as of March 5, 2026, by and among Scipher and the investors party thereto, as amended by that certain Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement, dated as of June 23, 2026 and that certain Amendment No. 2 to Convertible Note Purchase and Investment Obligation Agreement, dated as of July 17, 2026 (as so amended, the “2026 CNPA”), will be cancelled and, other than with respect to any Non-Participating Notes, automatically converted into shares of Chemomab Parent Common Stock (the “Scipher Merger Shares”), allocated among the holders of the 2026 Notes (other than the holders of any Non-Participating Notes) in accordance with the terms of the 2026 Notes and the 2026 CNPA; (iii) all outstanding notes issued under the 2025 Convertible Note Purchase Agreement (the “2025 Notes”) will be cancelled for no consideration, in accordance with the priority provisions of the 2026 CNPA; and (iv) the Additional Notes will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note such number of Scipher Parent Shares as is equal to (A) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (B) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share.

No holder of Scipher Capital Stock, Scipher stock options, or Scipher warrants will be entitled to receive any Scipher Merger Shares or any other consideration in connection with the Merger.

Immediately following the Closing and prior to the Concurrent PIPE Investment, former Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of the outstanding shares of Chemomab Parent Common Stock (subject to adjustment as set forth in the Merger Agreement), and the securityholders of Chemomab Israel, including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, are expected to own approximately 32% of the aggregate number of the outstanding shares of Chemomab Parent Common Stock, calculated in each case on a fully diluted, as-converted basis.

As further described below, the Closing is also conditioned on completion of a Concurrent PIPE Investment by Chemomab Israel or Chemomab Parent, which will dilute securityholders of both Chemomab Israel and Scipher on a pro rata basis, subject to certain exceptions.

For a more complete description of what the Scipher stockholders will receive in the Merger, please see the section titled “The Merger Agreement—Merger Consideration” in the Proxy Statement/Prospectus, as updated by this Supplement.

Q: When do you expect the Merger to be completed?

A: Chemomab Israel and Scipher are working to complete the Merger as quickly as possible. Subject to the satisfaction or waiver of the conditions described in the section titled “The Merger Agreement—Conditions to Closing,” including the approval of the Required Proposals by Chemomab Israel shareholders at the Meeting, the Merger is expected to close in the first quarter of 2027. However, neither Chemomab Israel nor Scipher can predict the actual date on which the Merger will be completed, nor can the parties provide any assurance that the Merger will be completed, because completion is subject to conditions beyond either party’s control. In addition, if the Merger is not completed by March 31, 2027 (the “End Date”), subject to automatic extension by sixty (60) days to satisfy certain regulatory or registration statement conditions, either Chemomab Israel or Scipher may choose not to proceed with the Merger by terminating the Merger Agreement. For more information, please see the section titled “The Merger Agreement—Conditions to Closing” in the Proxy Statement/Prospectus as updated by this Supplement.

Q: Who is entitled to vote?

A: The record date for the Meeting is October 29, 2026. Only shareholders of record of Chemomab Israel at the close of business on that date are entitled to vote at the Meeting. The total number of outstanding ADSs (one ADS represents 80 Chemomab Israel Shares) as of October 29, 2026, was 8,048,615. Any Chemomab Israel Shares issued after the Record Date, including the Chemomab Israel Shares underlying the November 2026 ADSs purchased by Scipher, will not be entitled to vote on any Proposal.

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UPDATES TO THE “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS” SECTION

The sections titled “Summary of the Proxy Statement/Prospectus—Overview of the Merger Agreement” and “Summary of the Proxy Statement/Prospectus—Interests of Chemomab Israel and Scipher Directors and Executive Officers in the Merger” beginning on page 18 and 21, respectively, of the Proxy Statement/Prospectus are replaced with the disclosure below.

Overview of the Merger Agreement

The Transactions

Subject to the approval of Nasdaq, following the Closing, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Scipher Medicine Corporation” and trading symbol “SCIP.” The Combined Company is expected to engage in the business of advancing nebokitug into a precision medicine Phase 2 clinical trial in rheumatoid arthritis using PrismRA® and Scipher’s patient-stratification capabilities, and continuing Scipher’s broader precision medicine business. The Combined Company’s headquarters will be located in Durham, North Carolina.

On July 7, 2026, Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher entered into the Merger Agreement pursuant to which, following the Domestication Merger, and subject to satisfaction of additional closing conditions, the Merger would be consummated. The Merger is expected to be completed in the first calendar quarter of 2027, and if it is completed, then the business of Scipher will combine with the business of Chemomab Israel in the Combined Company.

Under the Merger Agreement, the following will occur:

The Domestication Merger

On the Closing Date and immediately prior to the Merger, Chemomab Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by Domestication Merger Sub merging with and into Chemomab Israel pursuant to the Domestication Merger, with Chemomab Israel surviving the merger and becoming a wholly owned subsidiary of Chemomab Parent. In connection with the Domestication Merger, all Chemomab Israel Shares (including those represented by ADSs, each representing 80 Chemomab Israel Shares) outstanding immediately prior to the Domestication Merger will convert into shares of Chemomab Parent Common Stock (par value $0.00001 per share) based on the Domestication Exchange Ratio, and all options to purchase Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio.

Immediately following the Domestication Merger, Chemomab Israel will be a wholly owned subsidiary of Chemomab Parent, and (i) Chemomab Israel will continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Domestication Merger; (ii) Chemomab Israel will continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Domestication Merger; and (iii) each issued and outstanding Chemomab Israel Share will be deemed converted into fully paid and non-assessable shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio.

Based on 8,988,503 outstanding ADSs and outstanding options to purchase 514,072 ADSs as of November 6, 2026, and assuming the Chemomab Allocation is 1,600,000 shares of Chemomab Parent Common Stock (32% of 5,000,000 shares of Chemomab Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment), the Domestication Exchange Ratio is expected to be approximately 0.0021 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.168 on an ADS basis), such that each ADS would convert into 0.168 shares of Chemomab Parent Common Stock pursuant to the Domestication Merger Agreement. The remaining 3,400,000 shares of Chemomab Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment will be issued to holders of Scipher’s 2026 Notes. The foregoing estimate is provided solely for illustration purposes, and the final Domestication Exchange Ratio is subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger.

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In addition, holders of Chemomab Israel Shares represented by ADSs and holders of vested options to acquire Chemomab Israel Shares represented by ADSs as of immediately prior to the Domestication Merger, which will include Scipher as the holder of the November 2026 ADSs, will receive contingent value rights (“CVRs”) providing the opportunity for additional value upon achievement of certain specified milestones related to nebokitug, subject to the terms of a CVR Agreement to be entered into at or prior to the Effective Time. Promptly following the cancellation of the Additional Notes in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, Scipher will distribute to the former Additional Note holders on a pro rata basis the CVRs associated with such Scipher Parent Shares.

For a more complete description of the Domestication Merger, please see the section titled “The Domestication Merger” in this proxy statement/prospectus.

 The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to other closing conditions of the Merger, on the Closing Date, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity. As a result of the Merger, Scipher will become a wholly owned subsidiary of Chemomab Parent.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	all 2026 Notes other than any Non-Participating Notes (issued under the 2026 CNPA) will be automatically converted into Scipher Merger Shares (shares of Chemomab Parent Common Stock);
●	all 2025 Notes and any Non-Participating Notes will be cancelled for no consideration; and
●	all outstanding Scipher Capital Stock (common and preferred), options, and warrants will be cancelled for no consideration.

The shares of Chemomab Parent Common Stock issuable in exchange for the 2026 Notes as described above are referred to as the “Scipher Merger Shares.”

Additionally, pursuant to the Amended 2026 CNPA, the Additional Notes will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note the number of Scipher Parent Shares as is equal to (i) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (ii) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share. In addition, all Non-Participating Notes (if any) shall be deemed automatically amended to make such Non-Participating Notes junior to all other 2026 Notes such that the Non-Participating Notes shall not be converted into Chemomab Parent Common Stock in the Merger and shall instead be cancelled for no consideration.

Effect of the Transactions

Under the allocation formula in the Merger Agreement, Chemomab Israel has been assigned a valuation of $48,000,000, and Scipher has been assigned a valuation of $102,000,000 (subject to decrease for any indebtedness at the Effective Time; provided that the Additional Notes will not be considered indebtedness for this purpose and will not decrease the valuation of Scipher), resulting in an aggregate valuation of $150,000,000. Without giving effect to the Concurrent PIPE Investment, following the Closing, the former holders of the 2026 Notes (Scipher securityholders) immediately before the Merger are expected to own approximately 68% of the aggregate number of the outstanding shares of Chemomab Parent Common Stock, and the securityholders of Chemomab Israel immediately before the Domestication Merger, including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, are expected to own approximately 32% of the aggregate number of the outstanding shares of Chemomab Parent Common Stock, calculated in each case on a fully diluted, as-converted basis. The Allocation Percentages are determined by a valuation-based formula and are not based on a fixed exchange ratio. The $150,000,000 pre-Concurrent PIPE Investment valuation of the Combined Company was established based on the valuation attributed to the Combined Company by investors participating in the Concurrent PIPE Investment. In negotiating the relative ownership allocation, the parties considered the respective values to be attributed to Chemomab Israel and Scipher. Following negotiations, the parties agreed to a 32%/68% ownership allocation, with Chemomab Israel securityholders receiving 32% and Scipher securityholders receiving 68% of the Combined Company prior to giving effect to the Concurrent PIPE Investment. Applying these percentages to the $150,000,000 pre-Concurrent PIPE Investment valuation resulted in implied values of approximately $48,000,000 for Chemomab Israel and $102,000,000 for Scipher.

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See the section titled “The Merger Agreement—Merger Consideration” in this proxy statement/prospectus for additional information regarding the factors considered by the parties in assigning the foregoing valuations to Chemomab Israel and Scipher.

No certificates or scrip representing fractional shares of Chemomab Parent Common Stock will be issued pursuant to the Merger. No cash will be paid in lieu of fractional shares.

Concurrent PIPE Investment

The Closing is conditioned on the consummation of the Concurrent PIPE Investment for aggregate gross proceeds of not less than the $30,000,000 Minimum Investment and up to $50,000,000. The Concurrent PIPE Investment will be funded by a syndicate of current Scipher investors, led by Northpond Ventures, with Khosla Ventures, Blue Owl Healthcare Opportunities and others, based on a Combined Company valuation of $150,000,000, with 100% warrant coverage at an exercise price equal to 50% of the price per PIPE Share. The Concurrent PIPE Investment must be consummated substantially concurrently with the Closing.

In addition, the Merger Agreement provides that Scipher may conduct the Pre-Closing Financing of up to $10,000,000 prior to the Closing. In March 2026, Scipher issued 2026 Notes in exchange for $25.4 million of outstanding notes, together with $5.0 million of new cash investment, and in July and August 2026 Scipher issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount.

After giving effect to the Concurrent PIPE Investment (assuming gross proceeds of $30,000,000), the former holders of the 2026 Notes (Scipher securityholders) are expected to own approximately 56.70%, former Chemomab Israel shareholders are expected to own approximately 26.70%, and Concurrent PIPE Investment investors are expected to own approximately 16.60% of the outstanding shares of Chemomab Parent Common Stock (excluding shares issuable upon exercise of the PIPE Warrants). For purposes of the foregoing calculations, the Scipher Parent Shares that will be delivered by Scipher to the Additional Note holders in exchange for the cancellation of the Additional Notes are included in the 26.70% to be held by former Chemomab Israel shareholders.

Cancellation of the Additional Notes; Non-Participating Notes

Under the Amended 2026 CNPA, in connection with the Merger, each Additional Note will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note such number of Scipher Parent Shares as is equal to (i) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (ii) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share. The Scipher Parent Shares will be deemed transferred to the holders immediately prior to, and contingent upon, the closing of the Merger. If the Merger Agreement is terminated before the Merger closes, the Additional Notes will remain outstanding in accordance with their terms, will not be exchanged for shares of Chemomab Parent Common Stock or any securities of Chemomab Israel, and Scipher will retain the November 2026 ADSs.

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Chemomab Parent’s Post-Closing Board of Directors

In connection with the Merger, the post-Closing board of directors of Chemomab Parent is expected to consist of five directors, of which four will be designated by Scipher and one will be designated by Chemomab Israel. The directors are expected to be: Reginald Seeto, M.B.B.S. (Scipher’s CEO & Director), Adi Mor, Ph.D. (Chemomab Israel designee), Brett Blackman, Ph.D., Stefan Krieglstein, MS, and Joseph Loscalzo, Ph.D., M.D. Reginald Seeto, M.B.B.S. is expected to serve as the Combined Company’s President and Chief Executive Officer, Ryan Phan, Ph.D. is expected to serve as Chief Operating Officer, Torsten Hombeck, Ph.D. is expected to serve as Interim Chief Financial Officer, and Courtney Morris is expected to serve as Chief Business Officer.

Representations and Warranties

In the Merger Agreement, Scipher made certain representations and warranties (with certain exceptions set forth in Scipher’s disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Scipher and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention; (d) capital structure; (e) accuracy of charter and governing documents; (f) ownership of intellectual property; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) no pending litigation; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Merger Agreement, Chemomab Israel and the other Chemomab entities have made certain representations and warranties (with certain exceptions set forth in Chemomab Israel’s disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Chemomab Israel and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention; (d) capital structure; (e) accuracy of charter and governing documents; (f) ownership of intellectual property; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) no pending litigation; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) SEC filings; and (u) other customary representations and warranties.

Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of Scipher and Chemomab Israel, including, among others, the following:

●	Each party has agreed to operate its business in the ordinary course prior to the Closing (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.
●	Scipher, Chemomab Israel, and each of their subsidiaries (if any) have agreed not to solicit, initiate, respond or take any action to encourage any inquiries or communications relating to any proposals with respect to, or engaging in discussions with, or providing confidential information to, any person concerning a merger, consolidation or other similar transaction.

Conditions to Closing

Consummation of the Merger is subject to certain closing conditions, including, among other things: (i) the consummation of the Domestication Merger; (ii) the approval of the Required Proposals (Proposal Nos. 1 through 4) by the shareholders of Chemomab Israel and the approval of the Merger by the stockholders of Scipher (which was obtained via written consent on July 7, 2026); (iii) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (iv) the approval for listing on the Nasdaq Capital Market of the shares of Chemomab Parent Common Stock to be issued in connection with the Transactions; (v) the consummation of the Concurrent PIPE Investment for aggregate gross proceeds of not less than $30,000,000; (vi) net cash of at least $0 at Closing; (vii) the absence of a material adverse effect on either party; (viii) the execution of the CVR Agreement; and (ix) customary conditions regarding the accuracy of representations and warranties and performance of covenants.

The Merger Agreement requires Chemomab Israel to convene a shareholders’ meeting for purposes of obtaining the necessary shareholder approvals required in connection with the Merger. Approval of each Proposal requires the affirmative vote of the holders of a simple majority of the voting power of Chemomab Israel represented at the Meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes). In the case of the Domestication Merger Proposal, such majority must also include a majority of the Chemomab Israel Shares voted in favor of the Domestication Merger Proposal that are not held by a Parent Affiliate. The Required Proposals (Proposals 1 through 4) are inter-conditional.

For more information, please see the section titled “The Merger Agreement—Conditions to Closing” in this proxy statement/prospectus.

Termination

The Merger Agreement contains certain termination rights for both Chemomab Israel and Scipher, including, among other things, the right to terminate the Merger Agreement by mutual consent or under other circumstances specified therein.

In connection with the termination of the Merger Agreement under specified circumstances, Chemomab Israel may be required to pay to Scipher a termination fee of $2,000,000 (if Chemomab Israel terminates for a Superior Offer or Scipher terminates following a triggering event by Chemomab Israel). An alternative termination fee of $500,000 may be payable in connection with a failure to obtain Chemomab Israel shareholder approval.

For more information, please see the section titled “The Merger Agreement—Termination” in this proxy statement/prospectus.

Interests of Chemomab Israel and Scipher Directors and Executive Officers in the Merger

In considering the recommendation of Chemomab Israel’s board of directors with respect to the issuance of Chemomab Parent Common Stock in connection with the Merger and the other matters to be acted upon by Chemomab Israel’s shareholders at the Meeting, Chemomab Israel’s shareholders should be aware that certain members of the board of directors and executive officers of Chemomab Israel have interests in the Merger that may be different from, or in addition to, your interests.

Certain officers and directors of Chemomab Israel and Scipher participate in arrangements that provide them with interests in the Merger that are different from yours, including, among others, the continued service as an officer or director of the Combined Company, the receipt of CVRs, and certain indemnification and liability insurance coverage pursuant to the terms of the Merger Agreement. These interests, among others, may influence the officers and directors of Chemomab Israel and Scipher to support or approve the Merger.

As of October 29, 2026, all directors and executive officers of Chemomab Israel, together with their affiliates, beneficially owned approximately 2.4% of the outstanding Chemomab Israel Shares. The affirmative vote of the holders of a simple majority of the voting power of Chemomab Israel represented at the Meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes)  is required for approval of each of the Required Proposals (Proposals 1 through 4).

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UPDATES TO THE “SUMMARY SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” SECTION

The section titled “Summary Selected Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 26 of the Proxy Statement/Prospectus is replaced with the disclosure below.

The following tables summarize Scipher and Chemomab Israel’s unaudited pro forma financial data for the periods indicated. The following selected financial data should be read together with the “Unaudited Pro Forma Condensed Combined Financial Information” and Scipher’s and Chemomab Israel’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus.

Statement of Operations Data:

(in thousands, except per share data)

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Revenues, net	$732	$5,071
Cost of sales	776	3,835
Gross (loss) profit	(44)	1,236
Operating expenses:
Selling, general and administrative	13,028	24,196
Research and development	11,160	17,036
Total operating expenses	24,188	41,232
Loss from operations	(24,232)	(39,996)
Other income, net	368	688
Net loss	$(23,864)	$(39,308)
Net loss per share of common stock, basic and diluted	$(4.04)	$(6.78)

Balance Sheet Data:

(in thousands)

As of June 30, 2026
Cash and cash equivalents	$25,928
Working capital(1)	24,632
Total assets	32,763
Total liabilities	6,824
Total shareholders’ equity	25,939

(1) Working capital is defined as current assets less current liabilities.

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UPDATES TO THE “RISK FACTORS” SECTION

The Risk Factors titled “The issuance of shares of common stock of Chemomab Parent to Scipher’s securityholders in the Merger will significantly dilute the voting power of Chemomab Israel’s current shareholders” and “Scipher’s principal securityholders, and certain executive officers and directors, will own a significant percentage of Chemomab Parent shares and will be able to exert significant control over matters submitted to the shareholders for approval” beginning on page 31 and 36, respectively, of the Proxy Statement/Prospectus in the section titled “Risk Factors” are replaced with the disclosure below under the appropriate risk factor heading.

The issuance of shares of common stock of Chemomab Parent to Scipher’s securityholders in the Merger will significantly dilute the voting power of Chemomab Israel’s current shareholders.

Immediately following the Closing, Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, and the securityholders of Chemomab Israel immediately before the Domestication Merger, including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, are expected to own approximately 32% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, calculated on a fully diluted, as-converted basis. The actual allocation will be subject to adjustment based on, among other things, Scipher’s indebtedness (provided that the Additional Notes will not be considered indebtedness for this purpose and will not decrease the valuation of Scipher), subject to certain exceptions. The Closing is conditioned on completion of the Concurrent PIPE Investment, which will dilute securityholders of both Chemomab Israel and Scipher on a pro rata basis, subject to certain exceptions. The issuance of shares of Chemomab Parent Common Stock to the holders of the 2026 Notes in the Merger will significantly reduce the relative voting power of each share of its common stock held by Chemomab Israel’s current shareholders. Consequently, Chemomab Israel’s shareholders as a group will have significantly less influence over the management and policies of Chemomab Parent than they did over Chemomab Israel prior to the Merger.

Scipher’s principal securityholders, and certain executive officers and directors, will own a significant percentage of Chemomab Parent shares and will be able to exert significant control over matters submitted to the shareholders for approval.

Under the terms of the Merger Agreement, on a pro forma basis and after the Closing but prior to the closing of the Concurrent PIPE Investment, the Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of shares of Chemomab Parent Common Stock (on a fully diluted, as-converted basis) and the securityholders of Chemomab Israel immediately before the Domestication Merger, including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, are expected to own approximately 32% of the aggregate number of shares of Chemomab Parent Common Stock (on a fully diluted, as-converted basis), subject to certain assumptions set forth in the Merger Agreement. On a pro forma basis, immediately following the Closing and the Concurrent PIPE Investment, and assuming the Concurrent PIPE Investment raises $30,000,000, the Scipher securityholders immediately before the Merger are expected to own approximately 56.70% of the aggregate number of shares of common stock of the Combined Company and the securityholders of Chemomab Israel immediately before the Domestication Merger, including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, are expected to own approximately 26.70% of the aggregate number of shares of common stock of the Combined Company (in each case on a fully diluted, as-converted basis and excluding shares issuable upon exercise of the PIPE Warrants), subject to certain assumptions set forth in the Merger Agreement.

After the Merger with Chemomab Israel, certain of Scipher’s officers and directors, and shareholders who will hold more than 5% of the Chemomab Parent Common Stock, will beneficially own a significant percentage of Chemomab Parent securities. This is further described below in the section titled “Updates to ‘Principal Stockholders of the Combined Company’ Section.” This significant concentration of share ownership may adversely affect the trading price for Chemomab Parent securities because investors often perceive disadvantages in owning shares in companies with controlling shareholders. These shareholders, if they acted together, could significantly influence all matters requiring approval by the shareholders following the Merger, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with the interests of other shareholders.

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UPDATE TO “THE DOMESTICATION MERGER” SECTION

The section titled “The Domestication Merger—How will the Domestication Merger be effected?” beginning on page 137 of the Proxy Statement/Prospectus is replaced with the disclosure below.

How will the Domestication Merger be effected?

The Domestication Merger will be effected by the merger of Domestication Merger Sub with and into Chemomab Israel, pursuant to the Domestication Merger Agreement, resulting in Chemomab Israel becoming a wholly owned subsidiary of Chemomab Parent that has been recently incorporated under the DGCL for purposes of the domestication. The existing holders of outstanding Chemomab Israel Shares (including each Chemomab Israel Share represented by ADSs) will own all of the outstanding shares of Chemomab Parent Common Stock prior to the completion of the Merger with Scipher. If the Domestication Merger Proposal is approved, it is anticipated that the Domestication Merger will become effective after at least 50 days have elapsed after the filing of the Domestication Merger Proposal with the Israeli Companies’ Registrar and at least 30 days have elapsed after the approval of the Domestication Merger by Chemomab Israel’s shareholders and approval of the Domestication Merger by the shareholder of Domestication Merger Sub have been obtained. Notwithstanding the foregoing, the Domestication Merger and the Merger are expected to close at substantially the same time, with the Domestication Merger occurring immediately prior to the Merger. Accordingly, the actual closing of the Domestication Merger may occur after the expiration of the 50-day and 30-day periods described above in order to occur in connection with the Closing.

At the effective time of the Domestication Merger, each Chemomab Israel Share (including each Chemomab Israel Share represented by ADSs) will be converted automatically into the right to receive shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio. Your percentage ownership of Chemomab Israel will not be affected by the Domestication Merger, except that following the Domestication Merger your interest in Chemomab Israel will be held indirectly through Chemomab Parent. However, additional shares of Chemomab Parent Common Stock will be issued to certain holders of Scipher securities as merger consideration for the Merger with Scipher and as part of the Concurrent PIPE Investment.

Based on 8,988,503 outstanding ADSs and outstanding options to purchase 514,072 ADSs as of November 6, 2026, and assuming the Chemomab Allocation is 1,600,000 shares of Chemomab Parent Common Stock (32% of 5,000,000 shares of Chemomab Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment), the Domestication Exchange Ratio is expected to be approximately 0.0021 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.168 on an ADS basis), such that each ADS would convert into 0.168 shares of Chemomab Parent Common Stock pursuant to the Domestication Merger Agreement. The remaining 3,400,000 shares of Chemomab Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment will be issued to holders of Scipher’s 2026 Notes. The foregoing estimate is provided solely for illustration purposes, and the final Domestication Exchange Ratio is subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger.

The exchange agent in connection with the Domestication Merger (the “Exchange Agent”) shall be selected by Chemomab Israel following the date hereof.  Do not destroy your current certificates issued by Chemomab Israel. Promptly after the Domestication Merger becomes effective, the Exchange Agent will mail record holders of Chemomab Israel Shares (and/or ADSs representing such shares) a letter of transmittal and instructions for surrendering their certificates, book-entry positions and/or ADS positions in exchange for book-entry shares of Chemomab Parent Common Stock.

At the effective time of the Domestication Merger, Chemomab Parent will be governed by the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the DGCL. Although the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws contain many provisions that are similar to the provisions of the Chemomab Israel articles of association, they do include certain provisions that are different. See the section titled “Description of Securities—Differences in Shareholder Rights” in this proxy statement/prospectus.

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UPDATES TO “THE MERGER” SECTION

The section titled “The Merger—Merger Consideration” beginning on page 154 of the Proxy Statement/Prospectus is replaced with the disclosure below.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with Scipher, with Scipher surviving, in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub shall cease, and Scipher will continue as the surviving corporation under the DGCL and as a wholly owned subsidiary of Chemomab Parent.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the following shall occur:

●	by virtue of the Merger without any further action on the part of the parties to the Merger Agreement, all outstanding Notes issued under that certain Convertible Note Purchase and Investment Obligation Agreement, by and among Scipher and the investor signatories thereto, dated March 5, 2026, as amended by that certain Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement, dated as of June 23, 2026 and that certain Amendment No. 2 to Convertible Note Purchase and Investment Obligation Agreement, dated as of July 17, 2026 (as so amended, the “2026 CNPA” and such Notes, the “2026 Notes”), shall, without any further action on the part of any holder thereof, be automatically cancelled in accordance with the terms of the 2026 Notes and the 2026 CNPA and, other than with respect to any Non-Participating Notes, converted into Scipher Merger Shares, which Scipher Merger Shares shall be allocated among the holders of the 2026 Notes (other than the holders of any Non-Participating Notes) in accordance with the terms of the 2026 Notes, the 2026 CNPA and the Allocation Certificate,

●	all outstanding notes issued under that certain Convertible Note Purchase Agreement, dated February 28, 2025, which was further amended and restated pursuant to the 2026 CNPA (the “2025 Notes”) and any Non-Participating Notes, shall be cancelled for no consideration, and

●	all outstanding shares of Scipher Capital Stock (other than treasury shares), Scipher Options and Scipher Warrants shall be cancelled for no consideration.

The shares of Chemomab Parent Common Stock issuable in exchange for certain Scipher securities as described above are referred to as the “Scipher Merger Shares.”

Scipher Merger Shares means a number of shares of Chemomab Parent Common Stock, equal to, subject to Section 2.5(h) of the Merger Agreement, the product determined by multiplying (a) the Post-Closing Chemomab Parent Shares by (b) the Scipher Allocation Percentage, in which:

●	“Aggregate Valuation” means the sum of (i) the Scipher Valuation and (ii) the Chemomab Valuation.

●	“Chemomab Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) the Chemomab Valuation by (ii) the Aggregate Valuation.

●	“Chemomab Parent Outstanding Shares” means, subject to Section 2.5(h) of the Merger Agreement, the total number of shares of Chemomab Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully diluted basis, but assuming, without limitation or duplication, (i) the exercise in full of all Chemomab Parent Options outstanding as of immediately prior to the Effective Time, and (ii) the issuance of shares of Chemomab Parent Common Stock in respect of all other outstanding options, warrants, restricted stock units, restricted stock awards or rights to receive such shares, whether conditional or unconditional and including any outstanding options or rights triggered by or associated with the consummation of the Merger, without taking into consideration any shares reserved under Scipher’s incentive plan which is not granted. For the avoidance of doubt, any CVR(s) issued in connection with the Merger Agreement shall not be part of the Chemomab Parent Outstanding Shares.

●	“Chemomab Valuation” means $48,000,000.

●	“Scipher Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) Scipher Valuation by (ii) the Aggregate Valuation.

●	“Scipher Valuation” means $102,000,000; provided, that the “Scipher Valuation” will be decreased for any Indebtedness of Scipher that is outstanding at the Effective Time; provided further, that the “Scipher Valuation” shall exclude the Concurrent PIPE Investment and, for the avoidance of doubt, the Pre-Closing Financing and provided further that the Additional Notes shall not be considered Indebtedness of Scipher and will not result in any decrease in the valuation of Scipher.

●	“Post-Closing Chemomab Parent Shares” means the quotient determined by dividing (i) the Chemomab Parent Outstanding Shares by (ii) the Chemomab Allocation Percentage.

Additionally, pursuant to the Amended 2026 CNPA, at Closing, the Additional Notes will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note the number of Scipher Parent Shares as is equal to (i) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (ii) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share. In addition, all Non-Participating Notes (if any) shall be deemed automatically amended to make such Non-Participating Notes junior to all other 2026 Notes such that the Non-Participating Notes shall not be converted into Chemomab Parent Common Stock in the Merger and shall instead be cancelled for no consideration.

For the avoidance of doubt, immediately prior to the Concurrent PIPE Investment and assuming there is no Indebtedness of Scipher that is outstanding at the Effective Time, the Scipher Merger Shares shall represent 68% of the outstanding shares of Chemomab Parent Common Stock on a fully diluted, as-converted basis, and the pre-Closing holders of Chemomab Parent Common Stock (including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders) shall represent 32% of such outstanding shares on a fully diluted, as-converted basis. No certificates or scrip representing fractional shares of Chemomab Parent Common Stock will be issued pursuant to the Merger and no cash will be paid for any fractional share eliminated by such rounding.

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UPDATES TO “THE MERGER AGREEMENT” SECTION

The sections titled “The Merger Agreement—Merger Consideration” and “The Merger Agreement–Contingent Value Rights” beginning on pages 169 and 173, respectively, of the Proxy Statement/Prospectus are replaced with the disclosure below.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with Scipher, with Scipher surviving, in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub shall cease, and Scipher will continue as the surviving corporation under the DGCL and as a wholly owned subsidiary of Chemomab Parent.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the following shall occur:

●	by virtue of the Merger without any further action on the part of the parties to the Merger Agreement, all outstanding Notes issued under that certain Convertible Note Purchase and Investment Obligation Agreement, by and among Scipher and the investor signatories thereto, dated March 5, 2026, as amended by that certain Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement, dated as of June 23, 2026 and that certain Amendment No. 2 to Convertible Note Purchase and Investment Obligation Agreement, dated as of July 17, 2026 (as so amended, the “2026 CNPA” and such Notes, the “2026 Notes”), shall, without any further action on the part of any holder thereof, be automatically cancelled in accordance with the terms of the 2026 Notes and the 2026 CNPA and, other than with respect to any Non-Participating Notes, converted into Scipher Merger Shares, which Scipher Merger Shares shall be allocated among the holders of the 2026 Notes (other than the holders of any Non-Participating Notes) in accordance with the terms of the 2026 Notes, the 2026 CNPA and the Allocation Certificate,

●	all outstanding notes issued under that certain Convertible Note Purchase Agreement, dated February 28, 2025, which was further amended and restated pursuant to the 2026 CNPA (the “2025 Notes”), and any Non-Participating Notes shall be cancelled for no consideration, and

●	all outstanding shares of Scipher Capital Stock (other than treasury shares), Scipher Options and Scipher Warrants shall be cancelled for no consideration.

The shares of Chemomab Parent Common Stock issuable in exchange for certain Scipher securities as described above are referred to as the “Scipher Merger Shares.”

Scipher Merger Shares means a number of shares of Chemomab Parent Common Stock, equal to, subject to Section 2.5(h) of the Merger Agreement, the product determined by multiplying (a) the Post-Closing Chemomab Parent Shares by (b) the Scipher Allocation Percentage, in which:

●	“Aggregate Valuation” means the sum of (i) the Scipher Valuation and (ii) the Chemomab Valuation.

●	“Chemomab Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) the Chemomab Valuation by (ii) the Aggregate Valuation.

●	“Chemomab Parent Outstanding Shares” means, subject to Section 2.5(h) of the Merger Agreement, the total number of shares of Chemomab Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully diluted basis, but assuming, without limitation or duplication, (i) the exercise in full of all Chemomab Parent Options outstanding as of immediately prior to the Effective Time, and (ii) the issuance of shares of Chemomab Parent Common Stock in respect of all other outstanding options, warrants, restricted stock units, restricted stock awards or rights to receive such shares, whether conditional or unconditional and including any outstanding options or rights triggered by or associated with the consummation of the Merger, without taking into consideration any shares reserved under Scipher’s incentive plan which is not granted. For the avoidance of doubt, any CVR(s) issued in connection with the Merger Agreement shall not be part of the Chemomab Parent Outstanding Shares.

●	“Chemomab Valuation” means $48,000,000.

●	“Scipher Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) Scipher Valuation by (ii) the Aggregate Valuation.

●	“Scipher Valuation” means $102,000,000; provided, that the “Scipher Valuation” will be decreased for any Indebtedness of Scipher that is outstanding at the Effective Time; provided further, that the “Scipher Valuation” shall exclude the Concurrent PIPE Investment and, for the avoidance of doubt, the Pre-Closing Financing and provided further that the Additional Notes shall not be considered Indebtedness of Scipher and will not result in any decrease in the valuation of Scipher.

●	“Post-Closing Chemomab Parent Shares” means the quotient determined by dividing (i) the Chemomab Parent Outstanding Shares by (ii) the Chemomab Allocation Percentage.

The $150,000,000 pre-Concurrent PIPE Investment valuation of the Combined Company was established based on the valuation attributed to the Combined Company by investors participating in the Concurrent PIPE Investment. In negotiating the relative ownership allocation, the parties considered the respective values to be attributed to Chemomab Israel and Scipher. Following negotiations, the parties agreed to a 32%/68% ownership allocation, with Chemomab Israel securityholders receiving 32% and Scipher securityholders receiving 68% of the Combined Company prior to giving effect to the Concurrent PIPE Investment. Applying these percentages to the $150,000,000 pre-Concurrent PIPE Investment valuation resulted in implied values of approximately $48,000,000 for Chemomab Israel and $102,000,000 for Scipher.

Additionally, pursuant to the Amended 2026 CNPA, at Closing, the Additional Notes will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note the number of Scipher Parent Shares as is equal to (i) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (ii) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share. In addition, all Non-Participating Notes (if any) shall be deemed automatically amended to make such Non-Participating Notes junior to all other 2026 Notes such that the Non-Participating Notes shall not be converted into Chemomab Parent Common Stock in the Merger and shall instead be cancelled for no consideration.

Contingent Value Rights

Holders of Chemomab Israel Shares represented by ADSs and vested options or other vested equity awards to acquire Chemomab Israel Shares represented by ADSs as of immediately prior to the Domestication, which will include Scipher as the holder of the November 2026 ADSs, will be entitled to receive one CVR for each Chemomab Israel Share or vested option to acquire a Chemomab Israel Share held immediately prior to the Domestication Merger, subject to and in accordance with the terms and conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into at or prior to the Effective Time. The CVRs represent the right to receive contingent payments in cash, shares of Chemomab Parent Common Stock, or a combination thereof (at Chemomab Parent’s election) upon the achievement of certain specified milestones related to Chemomab Israel’s legacy asset, nebokitug, subject to the terms and conditions of the CVR Agreement.

Promptly following the cancellation of the Additional Notes in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, Scipher will distribute to the former Additional Note holders on a pro rata basis the CVRs associated with such Scipher Parent Shares.

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UPDATES TO THE “AGREEMENTS RELATED TO THE MERGER” SECTION

The section titled “Agreements Related to the Merger” on page 179 of the Proxy Statement/Prospectus is supplemented with the section titled “Amendment No. 3 and the Additional Notes” below and the section titled “CVR Agreement” beginning on page 180 of the Proxy Statement/Prospectus is replaced with the disclosure in the section titled “CVR Agreement” below.

Amendment No. 3 and the Additional Notes

On October 29, 2026, Scipher and the holders constituting the “Requisite Purchasers” as defined in the 2026 CNPA entered into Amendment No. 3. Amendment No. 3 amends the 2026 CNPA to (i) provide for the issuance by Scipher of the Additional Notes, (ii) provide for the treatment of Chemomab Israel securities purchased by Scipher under the ATM Program and (iii) make certain other changes. Except as expressly amended by Amendment No. 3, the 2026 CNPA remains in full force and effect.

Under the Amended 2026 CNPA, the 2026 Note Holders agreed to purchase Additional Notes in the aggregate principal amount of $1.1 million over a 30-day period in one or more closings through November 28, 2026. Additionally, pursuant to the Amended 2026 CNPA, Scipher agreed to invest the Scipher Investment Amount in the ATM Program on or before November 3, 2026. While the Additional Notes are outstanding and before the Merger Agreement terminates, Scipher will hold the November 2026 ADSs for the benefit of the holders of the Additional Notes. The Additional Notes mature on August 5, 2027. The Additional Notes rank pari passu with the 2026 Notes and senior in all respects, including in right of payment, to all other existing indebtedness of Scipher, including Scipher’s prior convertible notes (other than the 2026 Notes).

Under the Amended 2026 CNPA, in connection with the Merger, each Additional Note will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note such number of Scipher Parent Shares as is equal to (i) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (ii) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share. The Scipher Parent Shares will be deemed transferred to the holders immediately prior to, and contingent upon, the closing of the Merger. If the Merger Agreement is terminated before the Merger closes, the Additional Notes will remain outstanding in accordance with their terms, will not be exchanged for shares of Chemomab Parent Common Stock or any securities of Chemomab Israel, and Scipher will retain the November 2026 ADSs.

In addition, all Non-Participating Notes (if any) shall be deemed automatically amended to make such Non-Participating Notes junior to all other 2026 Notes such that the Non-Participating Notes shall not be converted into Chemomab Parent Common Stock in the Merger and shall instead be cancelled for no consideration.

CVR Agreement

Holders of Chemomab Israel Shares represented by ADSs and vested options or other vested equity awards to acquire Chemomab Israel Shares represented by ADSs as of immediately prior to the Domestication, which will include Scipher as the holder of the November 2026 ADSs, will be entitled to receive one CVR for each Chemomab Israel Share or vested option to acquire a Chemomab Israel Share held immediately prior to the Domestication Merger, subject to and in accordance with the terms and conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into at or prior to the Effective Time. The CVRs represent the right to receive contingent payments in cash, shares of Chemomab Parent Common Stock, or a combination thereof (at Chemomab Parent’s election) upon the achievement of certain specified milestones related to Chemomab Israel’s legacy asset, nebokitug, subject to the terms and conditions of the CVR Agreement.

The CVRs will not be registered under the Securities Act, and will not be listed for trading on any securities exchange. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, which include a transfer of a CVR (i) upon the death of a holder, (ii) pursuant to court order, (iii) by operation of law without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (iv) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC, (v) to Chemomab Parent or (vi) by Scipher to the former Additional Note holders, as described below. The parties have agreed to cooperate prior to the Closing, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Securities Exchange Act of 1934, as amended, or any applicable state securities or “blue sky” laws. The CVR Agreement must be fully executed and in full force and effect as a condition to the obligations of Chemomab Israel to effect the Merger. The CVR Term is the period beginning on the date of the CVR Agreement and ending on the seventh (7th) anniversary of the date of the CVR Agreement.

The CVR milestones and potential payout amounts are as follows:

●	Milestone 1: The earlier to occur of (a) the initiation of a Phase 3 clinical trial with respect to nebokitug in the indication of PSC, or (b) the occurrence of a disposition of nebokitug in the indication of PSC (including a sale, license, transfer or research collaboration), in each case during the CVR Term — potential aggregate payout of $40,000,000, payable, at the sole discretion of Chemomab Parent, in cash, shares of Chemomab Parent Common Stock, or any combination thereof.

●	Milestone 2: FDA approval of nebokitug in any indication during the CVR Term — potential aggregate payout of $10,000,000.

Each of the payments for Milestone 1 and Milestone 2 shall be independently earned and separately payable upon the achievement of the applicable milestone, and the achievement of one milestone shall not be a condition to payment of the other. Each holder shall be entitled only to a ratable portion of the applicable milestone payment based on the number of CVRs held by such holder.

If a milestone is achieved, the holders of the CVRs will receive copies of (i) a written notice indicating which milestone was achieved and (ii) an officer’s certificate certifying (1) the milestone achieved, (2) the milestone payment, (3) the aggregate number of CVRs outstanding, (4) the payment payable to each holder, (5) if the payment shall consist of any shares of Chemomab Parent Common Stock, the VWAP used and the resulting number of shares issuable to each holder and (6) any CVR Expenses (as defined in the CVR Agreement) deducted and any deduction or withholding of taxes.

In addition, during the CVR Term, Chemomab Parent will be required to provide the holders of the CVRs with a high-level written report, within 45 days following the end of each calendar quarter during the CVR Term, summarizing the status of, and significant activity related to, the achievement of each Milestone (including progress toward, or achievement of, such Milestone) (each such report, a “Status Report”); provided that Chemomab Parent may, at its election, satisfy its obligation to deliver a Status Report by either (x) delivering the Status Report to the Rights Agent (with a copy to the CVR Holders’ Representative) for subsequent distribution to the CVR holders or (y) disclosing such information in a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by Chemomab Parent with the SEC under the Exchange Act.

Promptly following the cancellation of the Additional Notes in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, Scipher will distribute to the former Additional Note holders on a pro rata basis the CVRs associated with such Scipher Parent Shares.

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UPDATES TO THE “PROPOSAL NO. 1

THE MERGER PROPOSAL” SECTION

The sections titled “Proposal No. 1 The Merger Proposal—Overview” and “Proposal No. 1 The Merger Proposal—The Merger” each beginning on page 181 of the Proxy Statement/Prospectus are replaced with the disclosure below.

Overview

On July 7, 2026, Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher entered into the Merger Agreement pursuant to which, following the merger of Domestication Merger Sub with and into Chemomab Israel, with Chemomab Israel being the surviving entity and a wholly owned subsidiary of Chemomab Parent, and upon satisfaction of additional closing conditions, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity and a wholly owned subsidiary of Chemomab Parent. The Merger is expected to be completed in the first calendar quarter of 2027 and if it is completed, then the business of Scipher will combine with the business of Chemomab Israel in the Combined Company.

Immediately following the Closing, certain former Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of outstanding shares of the Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, and the securityholders of Chemomab Israel immediately before the Domestication Merger, including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, are expected to own approximately 32% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, calculated on a fully diluted, as-converted basis.

Chemomab Israel is proposing the Merger Proposal in order to, among other things, comply with Nasdaq Listing Rules 5635(a) and (b). Under Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain shareholder approval prior to the issuance of common or ordinary shares, among other things, in connection with the acquisition of another company’s stock, if the number of common or ordinary shares to be issued is in excess of 20% of the number of shares of common stock or ordinary shares then outstanding. The potential issuance of the Chemomab Parent Common Stock in the Merger will exceed 20% under the Nasdaq Listing Rule. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(a)(1), Chemomab Israel must obtain the approval of its shareholders for the issuance of these shares of Chemomab Parent Common Stock in the Merger. In addition, under Nasdaq Listing Rule 5635(b), a company listed on Nasdaq is required to obtain shareholder approval prior to an issuance of stock that will result in a “change of control” of the listed company. Chemomab Israel believes the Merger constitutes a “change of control” of the listed company. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(b), Chemomab Israel must obtain the approval of Chemomab Israel shareholders of the change of control resulting from the Merger.

The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to other closing conditions of the Merger, on the Closing Date, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity. As a result of the Merger, Scipher will become a wholly owned subsidiary of Chemomab Parent.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time of the Merger, which shall occur on the Closing Date:

●	all outstanding Notes issued under that certain Convertible Note Purchase and Investment Obligation Agreement, by and among Scipher and the investor signatories thereto, dated March 5, 2026, as amended by that certain Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement, dated as of June 23, 2026 and that certain Amendment No. 2 to Convertible Note Purchase and Investment Obligation Agreement, dated as of July 17, 2026 (as so amended, the “2026 CNPA” and such Notes, the “2026 Notes”), will be cancelled and, other than with respect to any Non-Participating Notes, automatically converted into shares of Chemomab Parent Common Stock (the “Scipher Merger Shares”), allocated among the holders of the 2026 Notes in accordance with the terms of the 2026 Notes (other than the holders of any Non-Participating Notes), the 2026 CNPA and an allocation certificate to be delivered by Scipher to Chemomab Israel prior to the Closing;

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●	all outstanding notes issued under that certain Convertible Note Purchase Agreement, dated February 28, 2025, which was further amended and restated pursuant to the 2026 CNPA (the “2025 Notes”), and any Non-Participating Notes will be cancelled for no consideration, in accordance with the priority provisions of the 2026 CNPA; and
●	all outstanding shares of Scipher capital stock (other than treasury shares, which will be cancelled), all outstanding and unexercised Scipher stock options, and all outstanding and unexercised Scipher warrants will be cancelled for no consideration. No holder of Scipher capital stock, Scipher stock options, or Scipher warrants will be entitled to receive any Scipher Merger Shares or any other consideration in connection with the Merger.

Additionally, pursuant to the Amended 2026 CNPA, at Closing, the Additional Notes will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note the number of Scipher Parent Shares as is equal to (i) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (ii) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share. In addition, all Non-Participating Notes (if any) shall be deemed automatically amended to make such Non-Participating Notes junior to all other 2026 Notes such that the Non-Participating Notes shall not be converted into Chemomab Parent Common Stock in the Merger and shall instead be cancelled for no consideration.

Immediately following the Closing, certain former Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, and the securityholders of Chemomab Israel immediately before the Domestication Merger, including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, are expected to own approximately 32% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, calculated on a fully diluted, as-converted basis. As further described below, the Closing is also conditioned on completion of the Domestication Merger and on the closing of the Concurrent PIPE Investment, which will dilute securityholders of both Chemomab Israel and Scipher on a pro rata basis, subject to certain exceptions.

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UPDATES TO THE “PROPOSAL NO. 2

THE DOMESTICATION MERGER PROPOSAL” SECTION

The section titled “Proposal No. 2 The Domestication Merger Proposal—Domestication Merger” beginning on page 183 of the Proxy Statement/Prospectus is replaced with the disclosure below.

Domestication Merger

In connection with the Domestication Merger, all Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will convert into shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio and all options to purchase Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio.

Based on 8,988,503 outstanding ADSs and outstanding options to purchase 514,072 ADSs as of November 6, 2026, and assuming the Chemomab Allocation is 1,600,000 shares of Chemomab Parent Common Stock (32% of 5,000,000 shares of Chemomab Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment), the Domestication Exchange Ratio is expected to be approximately 0.0021 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.168 on an ADS basis), such that each ADS would convert into 0.168 shares of Chemomab Parent Common Stock pursuant to the Domestication Merger Agreement. The remaining 3,400,000 shares of Chemomab Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment will be issued to holders of Scipher’s 2026 Notes. The foregoing estimate is provided solely for illustration purposes, and the final Domestication Exchange Ratio is subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger.

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Chemomab Parent Common Stock will be listed on the Nasdaq Capital Market and will trade under Chemomab Parent’s name and trading symbol “SCIP.”

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UPDATES TO THE “PROPOSAL NO. 3

THE NASDAQ STOCK ISSUANCE PROPOSAL” SECTION

The section titled “Proposal No. 3 The Nasdaq Stock Issuance Proposal—Issuance of Shares and Potential Dilution to Chemomab Equity Holders” beginning on page 191 of the Proxy Statement/Prospectus is replaced with the disclosure below.

Issuance of Shares and Potential Dilution to Chemomab Equity Holders

The issuance of PIPE Shares and PIPE Warrants in connection with the Concurrent PIPE Investment would dilute, and thereby reduce, each existing Chemomab Parent stockholder’s proportionate ownership in Chemomab Parent Common Stock. The Chemomab Parent stockholders will not have preemptive rights to subscribe to additional shares that may be issued by us in order to maintain their proportionate ownership of Chemomab Parent Common Stock.

It has not yet been determined exactly how many PIPE Shares and accompanying PIPE Warrants will be issued in the Concurrent PIPE Investment or what the actual gross proceeds to Chemomab Parent will be. However, the Concurrent PIPE Investment will yield aggregate gross proceeds to Chemomab Parent of at least $30,000,000 and up to $50,000,000, of which $10,000,000 in cash has already been received by Scipher through the Pre-Closing Financing and counts toward the $30,000,000 Minimum Investment.

Assuming for purposes of illustration the price per PIPE Share and accompanying PIPE Warrant is $30.00, based on a Company Pre-Money Valuation of $150,000,000 and an assumed Fully-Diluted Share Count of 5,000,000 shares of Chemomab Parent Common Stock, which is the estimated number of shares of Chemomab Parent Common Stock to be outstanding immediately following the Closing and immediately prior to the closing of the Concurrent PIPE Investment, the following summarizes the number of PIPE Shares, PIPE Warrants and total number of PIPE Warrant Shares (assuming full exercise of the PIPE Warrants) that Chemomab Parent may issue if the Concurrent PIPE Investment yields gross proceeds of $30,000,000, $40,000,000, or $50,000,000:

Gross Proceeds from Concurrent PIPE Investment	$30,000,000		$ 40,000,000		$ 50,000,000
	Number of Shares	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)	Number of Shares	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)	Number of Shares	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)
PIPE Shares	1,000,000	14.29%	1,333,333	17.39%	1,666,667	20.00%
PIPE Warrants	1,000,000	14.29%	1,333,333	17.39%	1,666,667	20.00%
Total (assuming full exercise of the PIPE Warrants)	2,000,000	28.57%	2,666,666	34.78%	3,333,334	40.00%

(1) Assumes full exercise of the PIPE Warrants.

22

Based on the same assumptions as set forth in the table above (the price per PIPE Share and accompanying PIPE Warrant is $30.00, based on a Company Pre-Money Valuation of $150,000,000 and an assumed Fully-Diluted Share Count of 5,000,000 shares of Chemomab Parent Common Stock, which is the estimated number of shares of Chemomab Parent Common Stock to be outstanding immediately following the Closing and prior to the closing of the Concurrent PIPE Investment), the following summarizes the potential ownership of Chemomab Parent by the investors in the Concurrent PIPE Investment, the holders of the Scipher Merger Shares and the Pre-Merger equityholders of Chemomab Israel if the Concurrent PIPE Investment yields gross proceeds of $30,000,000, $40,000,000, or $50,000,000:

Gross Proceeds from Concurrent PIPE Investment	$30,000,000		$40,000,000		$50,000,000
	Number of Shares(1)	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)	Number of Shares(1)	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)	Number of Shares(1)	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)
Investors in the Concurrent PIPE Investment(1)	2,000,000	28.57%	2,666,667	34.78%	3,333,334	40.00%
Holders of the Scipher Merger Shares	3,400,000	48.57%	3,400,000	44.35%	3,400,000	40.80%
Pre-Merger equityholders of Chemomab Israel(2)	1,600,000	22.86%	1,600,000	20.87%	1,600,000	19.20%

(1) Assumes full exercise of the PIPE Warrants.

(2) Includes the Scipher Parent Shares, which shares will be delivered by Scipher to the holders of the Additional Notes in exchange for the cancellation of the Additional Notes.

Accordingly, at the Special Meeting, Chemomab Israel’s shareholders will be asked to consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rules 5635(c) and 5635(d), the issuance of PIPE Shares, PIPE Warrants and PIPE Warrant Shares to the Concurrent PIPE Investment investors pursuant to the terms of the PIPE SPA, which shares of Chemomab Parent Common Stock will represent more than 20% of the shares of Chemomab Parent Common Stock outstanding on the date of the execution of the PIPE SPA and may be deemed to constitute “equity compensation” to Mr. Krieglstein as described in the section titled “Proposal No. 3 The Nasdaq Stock Issuance Proposal—Overview.”

23

UPDATES TO “RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY” SECTION

The section titled “Related Party Transactions of Directors and Executive Officers of the Combined Company—Scipher’s Transactions—Convertible Notes” beginning on page 328 of the Proxy Statement/Prospectus is replaced with the disclosure below.

Convertible Notes

In September 2024, Scipher entered into a convertible promissory note purchase agreement with certain of its existing preferred stockholders, pursuant to which it issued Senior Unsecured Convertible Promissory Notes (the “2024 Notes”) for aggregate cash proceeds of $9.6 million from September 2024 through January 2025.

In February 2025, Scipher entered into a new convertible note purchase agreement with certain of its existing preferred stockholders, pursuant to which it issued 2025 Notes for an aggregate of $16.7 million of cash proceeds from April through August 2025. Pursuant to the terms of the 2025 Notes, the aggregate outstanding principal and accrued interest of $9.9 million related to the 2024 Notes were exchanged for 2025 Notes.

In March 2026, outstanding principal and accrued interest of $25.4 million under certain of the 2025 Notes were exchanged for the 2026 Notes, together with $5.0 million of new cash investment, for total consideration of $30.4 million. In connection with the issuance of the 2026 Notes, the 2025 Notes held by participating noteholders were exchanged and the 2026 Notes were recorded at fair value. The 2025 Notes held by noteholders not participating in the exchange into 2026 Notes remained outstanding and were amended.

In July and August 2026, Scipher issued additional Senior Unsecured Convertible Promissory Notes for $5.0 million of new cash investment. These notes bear interest at 10% per annum, increasing to 13% per annum after August 5, 2027, and are senior in right of payment to Scipher’s other indebtedness and pari passu with indebtedness raised by Scipher in October and November 2026. Upon the closing of the Merger, the principal amount of these notes, together with accrued interest, will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive shares of Chemomab Parent Common Stock and accompanying warrants in satisfaction of the notes rather than cash repayment. See “Note 7. Convertible Promissory Notes” and “Note 16. Subsequent Events” to Scipher’s audited financial statements included elsewhere in this proxy statement/prospectus for additional information regarding the notes.

On October 29, 2026, Scipher entered into Amendment No. 3 and from October 29, 2026 through November 3, 2026, Scipher issued Additional Notes with an aggregate principal amount of $858,612, and approximately $241,387 of principal amount of Additional Notes remained available for issuance. The Additional Notes mature on August 5, 2027. The Additional Notes rank pari passu with the 2026 Notes and senior in all respects, including in right of payment, to all other existing indebtedness of Scipher, including Scipher’s prior convertible notes (other than the 2026 Notes). At Closing, each Additional Note will be satisfied in full and cancelled in exchange for the delivery by Scipher to each holder of an Additional Note the number of Scipher Parent Shares as is equal to (i) the principal amount of the Additional Note held by such holder divided by $1.18, the purchase price paid by Scipher for the November 2026 ADSs under the ATM Program, multiplied by (ii) the Domestication Exchange Ratio (expressed on a per-ADS basis), rounded down to the nearest whole share. The Scipher Parent Shares will be deemed transferred to the holders immediately prior to, and contingent upon, the closing of the Merger. If the Merger Agreement is terminated before the Merger closes, the Additional Notes will remain outstanding in accordance with their terms, will not be exchanged for shares of Chemomab Parent Common Stock or any securities of Chemomab Israel, and Scipher will retain the November 2026 ADSs.

The following table summarizes the notes purchased by holders of more than 5% of Scipher’s capital stock as of the date of the applicable closing, entities or persons affiliated with certain of our executive officers and directors and our executive officers and directors:

	2024		2025		2026		Additional
Investor(1)	Cash	Interest	Cash	Interest	Cash	Interest	Cash	Interest
aMoon Growth Fund Limited Partnership(2)	$1,184,451	$28,232	$2,021,843	$242,169	—	—	—	—
Blue Owl(3)	$839,241	$20,004	$1,466,190	$181,296	$501,726	$126,954	$110,385	—
Khosla Ventures VI, LP(4)	$1,901,804	$45,331	$3,329,654	$401,703	$2,524,786	$292,256	$125,202	—
Northpond SM Holdings, LLC(5)	$3,398,995	$81,017	$5,955,344	$712,263	$4,314,927	$416,912	$219,978	—
Krieglstein & Company(6)	$236,199	$5,145	$282,743	$36,627	$130,000	$29,116	—	—
Stefan Krieglstein	—	—	—	—	—	—	$16,775	—
Maria Krieglstein-Gerstinger(7)	—	—	—	—	—	—	$14,289	—
Christoph Kletzer(8)	—	—	$9,944	$574	$2,660	$552	$583	—

(1) For additional information regarding certain investors’ holdings of Scipher, see the section titled “Principal Stockholders of Scipher” in this proxy statement/prospectus.

(2) aMoon Growth Fund Limited Partnership is affiliated with Todd Sone, a former member of Scipher’s Board.

(3) Entities affiliated with Blue Owl beneficially own more than 5% of Scipher’s outstanding capital stock and Blue Owl is affiliated with Timothy Anderson, a former member of Scipher’s Board.

(4) Entities affiliated with Khosla Ventures beneficially own more than 5% of Scipher’s outstanding capital stock and are affiliated with Samir Kaul, a former member of Scipher’s Board.

(5) Entities affiliated with Northpond Ventures LP beneficially own more than 5% of Scipher’s outstanding capital stock and are affiliated with Steve Liapis, a member of Scipher’s Board.

(6) Krieglstein & Company is owned by Stefan Krieglstein, a member of Scipher’s Board.

(7) Maria Krieglstein-Gerstinger is the spouse of Stefan Krieglstein, a member of Scipher’s Board.

(8) Christoph Kletzer is affiliated with Stefan Krieglstein, a member of Scipher’s Board.

25

UPDATES TO “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” SECTION

The section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 330 of the Proxy Statement/Prospectus is replaced with the disclosure below.

Introduction

On July 7, 2026, Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher entered into the Merger Agreement, pursuant to which, among other things, the parties will effect a series of transactions resulting in Chemomab Israel redomiciling into the U.S. and Scipher becoming a wholly owned subsidiary of Chemomab Parent following such domestication. The transactions will be effected in two steps: first, Domestication Merger Sub will merge with and into Chemomab Israel, with Chemomab Israel surviving as a wholly owned subsidiary of Chemomab Parent (the “Domestication”); second, Merger Sub will merge with and into Scipher, with Scipher surviving as a wholly owned subsidiary of Chemomab Parent (the “Merger”). The Merger is expected to close in the first quarter of 2027 following the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, receipt of approval of the Merger Agreement and related transactions, including the Merger, by the shareholders of Chemomab Israel and the stockholders of Scipher, and the satisfaction or waiver of the other conditions to the Merger. Upon completion of the Merger, the businesses of Scipher and Chemomab Israel will continue as the business of the Combined Company. After the completion of the Merger, Chemomab Parent expects to change its corporate name to “Scipher Medicine Corporation,” and the common stock of the Combined Company is expected to be listed on the Nasdaq Capital Market under the ticker symbol “SCIP.”

Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	Each outstanding share of Scipher Capital Stock (comprising Scipher common stock and preferred stock), together with each outstanding Scipher stock option and warrant, will be cancelled for no consideration, and the holders thereof will not be entitled to receive any Scipher Merger Shares or other consideration. Scipher’s 2025 Notes and any Non-Participating Notes will be cancelled for no consideration.

●	Scipher’s Senior Unsecured Convertible Promissory Notes issued under the 2026 CNPA (the “2026 Notes”) other than any Non-Participating Notes will be automatically converted into the Scipher Merger Shares, allocated among the holders of the 2026 Notes (other than any holders of Non-Participating Notes) in accordance with the Allocation Certificate.

●	Each share of Chemomab Parent Common Stock to be issued in the Concurrent PIPE Investment will be issued at the price determined under the Concurrent PIPE Investment documents.

●	Through the Domestication, each Chemomab Israel ADS outstanding immediately prior thereto (each representing 80 Chemomab Israel Shares) will be exchanged, on an assumed one-for-0.168 basis, for shares of Chemomab Parent Common Stock (the “Domestication Exchange Ratio”), with any Chemomab Israel Shares not represented by ADSs exchanged on an equivalent basis, and each holder, which will include Scipher as the holder of the November 2026 ADSs, will additionally receive one contingent value right (“CVR”) per Chemomab Israel Share, entitling the holder to milestone payments related to nebokitug under the CVR Agreement. Chemomab Israel’s outstanding options will be substituted with options to purchase Chemomab Parent Common Stock under a new equity incentive plan, with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio. In addition, holders of vested options to acquire Chemomab Israel Shares represented by ADSs will be entitled to receive one CVR per Chemomab Israel Share represented by ADSs subject to such vested options. The Domestication Exchange Ratio is an estimate and is subject to adjustment prior to the Closing based on Chemomab Israel’s capitalization at that date, as well as the final valuations of Chemomab Israel and Scipher at the Closing.

The relative ownership of the Combined Company is determined by a valuation-based formula rather than a fixed exchange ratio. Upon the Closing and prior to giving effect to the Concurrent PIPE Investment, and assuming no Scipher indebtedness outstanding at the Effective Time, the holders of the Scipher Merger Shares (the converting holders of the 2026 Notes) are expected to own approximately 68% of the Combined Company, and pre-Merger equityholders of Chemomab Israel, including the holders of the Scipher Parent Shares after the Additional Notes are cancelled in exchange for the delivery by Scipher of the Scipher Parent Shares to the Additional Note holders, are expected to own approximately 32% of the Combined Company, in each case on a fully diluted, as-converted basis, subject to certain assumptions, including (i) a fixed valuation for Chemomab Israel of $48.0 million, (ii) a fixed valuation for Scipher of $102.0 million, and (iii) the relative capitalization of Chemomab Israel and Scipher. The investors in the Concurrent PIPE Investment are expected to own an additional interest based on aggregate proceeds of not less than $30.0 million.

26

The unaudited pro forma condensed combined financial information gives effect to the Merger, which is expected to be accounted for as a reverse asset acquisition under GAAP, with Scipher as the accounting acquirer and Chemomab Parent as the legal acquirer. The acquired set does not meet the definition of a business under ASC Topic 805 and therefore, the transaction is expected to be accounted for as a reverse asset acquisition. The cost of the acquisition is allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values. The use of the IPR&D is contingent on further development of the asset subsequent to the acquisition date; therefore, we expect that the IPR&D will have no alternative future use, and the allocated cost is expensed immediately. For further details related to the accounting for the Merger, see Notes 2 and 3 below.

The unaudited pro forma condensed combined balance sheet also gives effect to the Concurrent PIPE Investment, in which participating investors will purchase shares of Chemomab Parent Common Stock together with warrants to purchase shares of Chemomab Parent Common Stock for aggregate gross proceeds of not less than $30.0 million, reflecting a Combined Company pre-money valuation of $150.0 million and 100% warrant coverage at an exercise price equal to 50% of the price per PIPE Share. The PIPE Shares and the PIPE Warrants are classified within stockholders’ equity, and the net proceeds are reflected as an increase in cash and cash equivalents and additional paid-in capital.

The unaudited pro forma condensed combined balance sheet assumes that the Merger took place on June 30, 2026, and combines the historical balance sheets of Chemomab Israel and Scipher as of such date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 assume that the Merger took place as of January 1, 2025, and combine the historical results of Chemomab Israel and Scipher for the respective periods. The unaudited pro forma condensed combined financial information was prepared pursuant to Article 11 of SEC Regulation S-X.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Chemomab Israel and Scipher, and their respective management’s discussion and analysis of financial condition and results of operations, included elsewhere in this proxy statement/prospectus.

Chemomab Parent was incorporated on June 30, 2026 solely to effect the Transactions and had no operations or material assets or liabilities as of that date. Its historical financial information is therefore not separately presented, as it would have no effect on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary and subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting expected to be completed after the Closing may occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Chemomab Israel and Scipher been a combined organization during the specified period. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

27

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2026

(in thousands)

	Scipher Medicine Corporation (Historical)	Chemomab Therapeutics Ltd. (Historical)	Transaction Adjustments	Notes (See Note 4)	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,253	$5,999	$24,900	A	$25,928
	-	-	(380)	B
	-	-	(6,844)	C
Short-term bank deposit	-	688	-		688
Restricted cash	264	-	(264)	A	-
Accounts receivable	195	-	-		195
Deferred offering costs	1,763	-	(1,763)	C	-
Prepaid expenses and other current assets	256	3,270	-		3,526
Total current assets	4,731	9,957	15,649		30,337
Property and equipment, net	-	158	-		158
Right-of-use assets	1,564	-	-		1,564
Goodwill	426	-	-		426
Deposits and other assets	155	123	-		278
Total assets	$6,876	$10,238	$15,649		$32,763
LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,281	$257	$(1,763)	C	$2,775
Accrued expenses and other current liabilities	867	1,296	(18)	C	2,145
Prepayment for private placement	264	-	(264)	A	-
Deferred revenues	219	-	-		219
Convertible promissory notes	1,000	-	(1,000)	D	-
Operating lease liabilities, current	566	-	-		566
Total current liabilities	7,197	1,553	(3,045)		5,705
Operating lease liabilities, noncurrent	1,119	-	-		1,119
Convertible promissory notes, noncurrent	75,200	-	(75,200)	D	-
Total liabilities	83,516	1,553	(78,245)		6,824
Convertible preferred stock	169,825	-	(169,825)	E	-
Stockholders’ equity (deficit):
Common stock	2	-	(2)	F	-
Additional paid-in capital	81,933	124,241	24,900	A	368,596
	-	-	76,200	D
	-	-	169,825	E
	-	-	12,243	F
	-	-	3,495	I
	-	-	(124,241)	G
Accumulated deficit	(328,400)	(115,556)	(380)	B	(342,657)
	-	-	(2,582)	C
	-	-	(7,800)	H
	-	-	(3,495)	I
	-	-	115,556	G
Total stockholders’ equity (deficit)	(246,465)	8,685	263,719		25,939
Total liabilities, preferred stock and stockholders’ equity (deficit)	$6,876	$10,238	$15,649		$32,763

See accompanying notes to the unaudited pro forma condensed combined financial statements.

28

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

(in thousands, except share and per share data)

	Scipher Medicine Corporation (Historical)	Chemomab Therapeutics Ltd. (Historical)		Transaction Adjustments	Notes	Pro Forma Combined
Revenue, net	$732	-		-		$732
Cost of sales	773	-		3	K	776
Gross loss	(41)	-		(3)		(44)
Operating expenses:
Research and development	1,198	2,067		7,895	J, K	11,160
Selling, general and administrative	7,607	2,024		3,397	K	13,028
Total operating expenses	8,805	4,091		11,292		24,188
Loss from operations	(8,846)	(4,091)		(11,295)		(24,232)
Other income (expense)
Interest income	47	153		-		200
Loss on issuance of convertible promissory notes	(5,339)	-		5,339	L	-
Loss from change in fair value of convertible promissory notes	(29,166)	-		29,166	L	-
Interest expense	(1,537)	-		1,537	L	-
Other income (expense)	168	-		-		168
Total other income (expense)	(35,827)	153		36,042		368
Net loss	$(44,673)	$(3,938)		$24,747		$(23,864)

Per share information:
Net loss per share – basic and diluted	$(29.44)	$(0.49	)*			$(4.04)
Weighted average common shares outstanding – basic and diluted	1,517,338	7,993,549	*	(3,599,968)	M	5,910,919

* Chemomab Israel’s share and per share information represents ADSs and per ADS, respectively, not common shares or per common share. One ADS represents 80 Chemomab Israel Shares.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

29

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

(in thousands, except share and per share data)

	Scipher Medicine Corporation (Historical)	Chemomab Therapeutics Ltd. (Historical)		Transaction Adjustments	Notes	Pro Forma Combined
Revenue, net	$5,071	-		-		$5,071
Cost of sales	3,830	-		5	K	3,835
Gross profit	1,241	-		(5)		1,236
Operating expenses:
Research and development	3,288	5,833		7,915	J, K	17,036
Selling, general and administrative	15,966	3,734		4,496	K	24,196
Total operating expenses	19,254	9,567		12,411		41,232
Loss from operations	(18,013)	(9,567)		(12,416)		(39,996)
Other income (expense)
Interest income	165	572		-		737
Loss on issuance of convertible promissory notes	(1,820)	-		1,820	L	-
Loss from change in fair value of convertible promissory notes	(4,801)	-		4,801	L	-
Interest expense	(2,458)	-		2,458	L	-
Other income (expense)	(49)	-		-		(49)
Total other income (expense)	(8,963)	572		9,079		688
Net loss	$(26,976)	$(8,995)		$(3,337)		$(39,308)

Per share information:
Net loss per share – basic and diluted	$(19.46)	$(1.41	)*			$(6.78)
Weighted average common shares outstanding – basic and diluted	1,385,977	6,377,846	*	(1,964,576)	M	5,799,247

* Chemomab Israel’s share and per share information represents ADSs and per ADS, respectively, not common shares or per common share. One ADS represents 80 Chemomab Israel Shares.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

30

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Merger

On July 7, 2026, Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher entered into the Merger Agreement. The Merger will be effected in two steps that together place both companies under Chemomab Parent, the entity expected to be publicly listed following the Merger. First, Domestication Merger Sub will merge with and into Chemomab Israel, with Chemomab Israel surviving as a wholly owned subsidiary of Chemomab Parent. Merger Sub will then merge with and into Scipher, with Scipher surviving as a wholly owned subsidiary of Chemomab Parent. Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	Each outstanding share of Scipher Capital Stock (comprising Scipher common stock and preferred stock), together with each outstanding Scipher stock option and warrant, will be cancelled for no consideration, and the holders thereof will not be entitled to receive any Scipher Merger Shares or other consideration. Scipher’s 2025 Notes and any Non-Participating Notes will be cancelled for no consideration.

●	Scipher’s 2026 Notes other than any Non-Participating Notes will be automatically converted into the Scipher Merger Shares (shares of Chemomab Parent Common Stock), allocated among the holders of the 2026 Notes (other than holders of any Non-Participating Notes) in accordance with the Allocation Certificate.

●	Each Chemomab Israel ADS outstanding immediately prior to the Domestication (each representing 80 Chemomab Israel Shares) will be exchanged, on an assumed one-for-0.168 basis, for shares of Chemomab Parent Common Stock, and each holder, which will include Scipher as the holder of the November 2026 ADSs, will additionally receive one CVR per Chemomab Israel Share under the CVR Agreement. Each outstanding Chemomab Israel option will be substituted, on the same assumed one-for-0.168 basis, with an option to purchase Chemomab Parent Common Stock under a new equity incentive plan, with the exercise price adjusted proportionately and the same term, and vesting. In addition, holders of vested options to acquire Chemomab Israel Shares represented by ADSs will be entitled to receive one CVR per Chemomab Israel Share represented by ADSs subject to such vested options.

●	The allocation of Scipher Merger Shares reflects the contractual priority of Scipher’s securities. The 2026 Notes provide for a change-in-control premium equal to five times the then-outstanding principal amount, and the 2025 Notes are subordinated to the 2026 Notes. Because the aggregate claim of the 2026 Notes, giving effect to the change-in-control premium, exceeds the Scipher Valuation of $102.0 million, no value is available for distribution to the 2025 Notes, the Scipher preferred stock, the Scipher common stock or any Scipher options or warrants. Accordingly, those securities will be cancelled at the Effective Time without the payment of any consideration.

Concurrent PIPE Investment

In connection with the execution of the Merger Agreement, a syndicate of current Scipher investors executed commitment documents pursuant to which the investors agreed to purchase equity securities of Chemomab Parent at or substantially concurrently with the Closing, for aggregate gross cash proceeds of not less than $30.0 million. Approximately 1,000,000 shares of Chemomab Parent Common Stock, at an estimated purchase price of $30.00 per share, are expected to be issued at or immediately following the Closing pursuant to the Concurrent PIPE Investment. The unaudited pro forma condensed combined financial information reflects only the $30.0 million minimum investment because that is the only amount for which written commitments have been obtained. The Concurrent PIPE Investment is a separate equity financing and is excluded from the valuation used to determine the Merger consideration.

The following table summarizes the pro forma number of shares of common stock of the Combined Company expected to be outstanding immediately following the Closing, inclusive of 86,557 shares available to be issued upon settlement of outstanding Chemomab equity awards, assuming (i) a fixed valuation for Chemomab Israel of $48.0 million, (ii) a fixed valuation for Scipher of $102.0 million, (iii) the relative capitalization of Chemomab Israel and Scipher, and (iv) anticipated gross proceeds from the Concurrent PIPE Investment of $30.0 million. The table is presented as of the Closing rather than June 30, 2026, and therefore includes shares issuable upon conversion of 2026 Notes issued in July and August 2026.

	Common	Ownership
	Stock	%
Holders of 2026 Notes (Scipher securityholders)	3,400,000	56.70%
Chemomab Israel shareholders	1,600,000	26.70%
Concurrent PIPE Investment stockholders (1)	1,000,000	16.60%
Total shares of common stock of the Combined Company	6,000,000	100.00%

(1) The Concurrent PIPE Investment is expected to be funded by certain of Scipher’s existing securityholders, and includes PIPE Shares issued to holders of 2026 Notes in satisfaction of the $10.0 million of Pre-Closing Financing applied toward their funding obligations. The categories above reflect the source of shares issued, not beneficial ownership, and are therefore not entirely distinct. Investors will also receive PIPE Warrants to purchase approximately 1,000,000 shares of Chemomab Parent Common Stock; if exercised in full, the PIPE Warrants would increase the shares held by Concurrent PIPE Investment investors to approximately 2,000,000, or approximately 28.6% of approximately 7,000,000 shares then outstanding.

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Consummation of the Merger is subject to certain closing conditions, including but not limited to approval of the Merger Agreement and related transactions, including the Merger, by Chemomab Israel’s shareholders and Scipher’s stockholders, approval from Nasdaq of the listing of the shares of Chemomab Parent Common Stock to be issued in connection with the Merger, consummation of the Concurrent PIPE Investment with gross cash proceeds of not less than $30.0 million, and the effectiveness of the registration statement of which this proxy statement/prospectus forms a part.

Employment Arrangements

The employment agreements for Chemomab Israel employees include entitlement to change-in-control payments for certain executives and severance for certain non-executives, which is expected to be treated as pre-Merger compensation expense of Chemomab Israel and reflected as a reduction in cash of Chemomab Israel. To the extent such severance and other termination costs are not settled in cash by Chemomab Israel prior to Closing, they will be assumed by the Combined Company at Closing and adjusted through Chemomab Israel’s valuation.

CVRs

Prior to the Domestication, holders of Chemomab Israel Shares represented by ADSs, which will include Scipher as the holder of the November 2026 ADSs, and holders of vested options to acquire Chemomab Israel Shares represented by ADSs, will be entitled to receive one CVR for each Chemomab Israel Share or vested option to acquire a Chemomab Israel Share held immediately prior to the Domestication Merger, subject to the terms and conditions of the CVR Agreement. The CVRs represent the right to receive contingent payments of $40.0 million upon the earlier of the initiation of a Phase 3 clinical trial of nebokitug in the indication of primary sclerosing cholangitis or a disposition of that program, and $10.0 million upon FDA approval of nebokitug in any indication, in each case only if achieved during the seven-year CVR term. Chemomab Parent may elect, in its sole discretion, to settle each milestone in cash, in shares of Chemomab Parent Common Stock valued at the ten-day volume-weighted average price immediately preceding settlement, or in a combination of cash and shares.

Scipher concluded that the CVRs represent contingent consideration in connection with an asset acquisition. Because each milestone is a fixed monetary amount that Chemomab Parent may settle by issuing a variable number of shares of Chemomab Parent Common Stock, the CVRs are classified as a liability under ASC Topic 480-10-25-14(a), measured initially at fair value as part of the cost of the acquisition and remeasured through earnings in subsequent periods. The CVRs are issued to holders of Chemomab Israel Shares and vested options in their capacity as securityholders, on the same per-share basis and without any service or performance condition, and are therefore not share-based payments within the scope of ASC Topic 718.

Scipher has assessed the probability of achieving each milestone as remote at the acquisition date, and the estimated acquisition-date fair value of the CVRs is not material. Accordingly, no pro forma adjustment has been presented for the CVRs. Shares that may be issued in settlement of the CVRs are excluded from pro forma weighted average shares outstanding as antidilutive; see Note 4, adjustment (M).

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information gives effect to the Merger, which is expected to be accounted for under GAAP as a reverse asset acquisition by Scipher of Chemomab Israel. While Chemomab Parent will be the legal acquirer, Scipher will be deemed the accounting acquirer. Chemomab Parent is a newly formed entity organized solely to effect the Transactions and is not the acquirer by virtue of issuing the equity interests in the Merger. Because the Merger is effected primarily by exchanging equity interests, Scipher identified the accounting acquirer by evaluating the factors in ASC Topic 805-10-55-12 and 55-13:

●	Relative voting rights. The holders of the Scipher Merger Shares, being the former Scipher securityholders whose 2026 Notes convert in the Merger, will hold approximately 68% of the voting rights of the Combined Company immediately following the Merger and prior to the Concurrent PIPE Investment, and will hold the largest portion of the voting rights after giving effect to that investment.

●	Composition of the governing body. The board of directors of the Combined Company will consist of five directors, of which Scipher will designate not fewer than four and Chemomab Israel will designate one.

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●	Composition of senior management. Scipher’s executive management team will become the executive management team of the Combined Company.

●	Terms of the exchange of equity interests. The Merger Agreement fixes the Scipher Valuation at $102.0 million and the Chemomab Valuation at $48.0 million within an Aggregate Valuation of $150.0 million, and the Scipher Merger Shares are issued at a valuation reflecting a premium over the pre-combination fair value of the equity interests of Chemomab Israel.

●	Relative size. Scipher generated revenues of $0.7 million for the six months ended June 30, 2026 and $5.1 million for the year ended December 31, 2025, while Chemomab Israel is a clinical-stage entity that generated no revenues in either period. Chemomab Israel’s total assets of $10.2 million at June 30, 2026 exceed Scipher’s total assets of $6.9 million, although the vast majority of Chemomab Israel’s assets consist of cash, cash equivalents and short-term bank deposits.

These factors, considered together, indicate that Scipher is the accounting acquirer. The Combined Company will also be renamed Scipher Medicine Corporation and will be headquartered in Durham, North Carolina.

Upon completion of the Merger, Scipher will obtain control of Chemomab Israel’s assets, consisting primarily of cash and IPR&D associated with Chemomab Israel’s primary product candidate, nebokitug (CM-101), in the indication of primary sclerosing cholangitis and systemic sclerosis.

In accordance with GAAP, Scipher must first assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The acquired Chemomab Israel set does not constitute a business because it has no outputs and its organized workforce is terminated as a condition to Closing, leaving no substantive process that, together with an input, significantly contributes to the ability to create outputs. Scipher will therefore account for the acquisition of Chemomab Israel as an asset acquisition. Because the IPR&D being acquired has no alternative future use, Scipher expects to record the amount of consideration allocated to the IPR&D as research and development expense in its statement of operations on the date of acquisition.

Under the asset acquisition method of accounting, the cost of the acquisition is allocated to the assets acquired and liabilities assumed based on their relative fair values, and no goodwill is recorded or recognized. Acquired IPR&D that has no alternative future use is expensed at the time of acquisition.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and depicts the accounting for the Merger. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 assumes that the Merger had been approved or consummated on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 assume that the Merger took place as of January 1, 2025, and combine the historical results of Chemomab Israel and Scipher for the periods presented.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary and subject to further revision as additional information becomes available and additional analyses are performed, including but not limited to changes in Chemomab Israel’s assets and liabilities, additional financing, additional direct and incremental offering costs. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting expected to be completed after the Closing may occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

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Note 3—Estimated Consideration and Preliminary Purchase Price Allocation

The preliminary fair value of the consideration, which totaled approximately $16.5 million, inclusive of the estimated Scipher transaction costs to be incurred after June 30, 2026 in connection with the asset acquisition, is summarized as follows:

(in thousands)	Amount
Estimated number of common shares of the Combined Company to be owned by Chemomab Israel shareholders	1,513,443
Multiplied by the closing price of Chemomab Israel ADSs adjusted for the assumed exchange ratio of approximately 0.168 shares per ADS	$7.84
Estimated fair value of Chemomab Israel common stock issued	$11,865
Chemomab Israel share-based equity awards allocated to consideration paid	376
Transaction costs	4,244
Total consideration transferred	$16,485

Total Scipher transaction costs are estimated to be $4.2 million. Because the Merger is accounted for as a reverse asset acquisition, these direct transaction costs are capitalized as part of the cost of the acquisition and allocated to the assets acquired, rather than expensed.

Consistent with the measurement of consideration in a reverse acquisition, the deemed consideration represents the fair value of the approximately 32% interest in the Combined Company retained by pre-Merger Chemomab Israel equity holders, measured using the more reliably determinable publicly traded price of Chemomab Israel ADSs of $1.32 as of November 6, 2026, adjusted for the assumed exchange ratio of approximately 0.168 shares of Chemomab Parent Common Stock for each Chemomab Israel ADS ($7.84 per share of Chemomab Parent Common Stock). The value of the consideration transferred will change based on fluctuations in the price of Chemomab Israel ADSs through the Closing, the number of Chemomab Israel ADSs outstanding on the date of the Closing, the final Domestication Exchange Ratio, and the number of Chemomab Israel share-based payment arrangements outstanding and their related vesting terms on the closing date of the Merger. A 10% increase or decrease in the ADS price would change the total consideration transferred by $1.2 million and $(1.2) million, respectively. An increase in the number of Chemomab Israel ADSs outstanding by 1.0 million ADSs would increase the total consideration transferred by $1.3 million.

Allocation of the preliminary consideration transferred to the net assets acquired and based upon the net assets of Chemomab Israel as of June 30, 2026, was as follows:

(in thousands)	Amount
Assets acquired:
Cash and cash equivalents	$5,999
Short-term bank deposit	688
Prepaid expenses and other current assets	3,393
Property and equipment	158
In-process research and development	7,800
Total assets acquired	18,038

Liabilities assumed
Accounts payable	257
Accrued expenses and other liabilities	1,296
Total liabilities assumed	1,553
Net assets acquired	$16,485
Total consideration	$16,485

The above allocation of the cost of the acquisition is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Because the Merger is accounted for as a reverse asset acquisition, the total cost of the acquisition (deemed consideration plus capitalized transaction costs) is allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values. The excess of the cost over the fair value of the assets acquired was primarily allocated to the CM-101 IPR&D and expensed immediately. Any changes in the estimated fair values upon the finalization of more detailed analyses of the facts and circumstances that existed at the date of the Merger, including the deemed consideration measured by reference to the price of Chemomab Parent Common Stock, will change the allocation of the cost of the acquisition and the resulting amount expensed as IPR&D. As such, the cost allocation for the acquisition is a preliminary estimate, which is subject to change until the Merger is completed.

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Note 4—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger based on preliminary estimates that could change materially as additional information is obtained.

Adjustments to the historical consolidated financial statements of Chemomab Israel to conform to the accounting policies of Scipher are not expected to be significant.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, were as follows:

(A)	To reflect the net proceeds from the Concurrent PIPE Investment and the payment of transaction costs:

Concurrent PIPE Investment commitment	$30,000
Less: 2026 Notes issued for new cash in March 2026, applied toward funding obligations	(4,900)
Less: Concurrent PIPE Investment proceeds received prior to June 30, 2026	(264)
Cash proceeds from Concurrent PIPE Investment	24,836
Payment of transaction costs	(200)
Net cash proceeds at Closing	24,636
Reclassification of restricted cash to cash and cash equivalents	264
Pro forma adjustment	$24,900

The PIPE Shares and PIPE Warrants are equity classified and the entire net amount is recorded in additional paid-in capital. Direct costs of the equity financing of $0.2 million are charged against the proceeds. Of the $30.0 million commitment, $10.0 million was funded through Scipher’s issuance of 2026 Notes for new cash investment, of which $5.0 million was received in March 2026 and $5.0 million in July and August 2026, as disclosed in Scipher’s unaudited interim financial statements included elsewhere in this proxy statement/prospectus. At the Closing, the principal amount of those 2026 Notes, together with accrued interest thereon, will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment and settled in PIPE Shares and PIPE Warrants rather than repaid in cash. The $5.0 million received in March 2026 is included in Scipher’s historical cash and cash equivalents at June 30, 2026 and is therefore deducted above. The $5.0 million received in July and August 2026 was received after the balance sheet date and is not included in historical cash; it is therefore reflected within the cash proceeds above, with no net effect on total proceeds. Accrued interest on these 2026 Notes through the Closing, estimated at approximately $0.5 million, is not reflected in the pro forma balance sheet, which assumes the Closing occurred on June 30, 2026. Concurrent PIPE Investment proceeds of $0.3 million received prior to June 30, 2026, presented in Scipher’s historical balance sheet as restricted cash and prepayment for private placement, are included in the $30.0 million commitment and are reclassified to cash and cash equivalents and additional paid-in capital, respectively, to reflect the issuance of the related PIPE Shares at the Closing.

(B)	To reflect Chemomab Israel’s severance payments of $0.4 million due at the time of Closing, recorded as a reduction of cash and an increase in accumulated deficit. These are pre-Merger compensation of Chemomab Israel and no amount is recognized as consideration transferred.

(C)	To reflect the payment of transaction costs at Closing. Scipher’s direct costs of the asset acquisition of $4.2 million are capitalized into the cost of the acquisition under ASC Topic 805 and are included in total consideration in Note 3. Chemomab Israel’s costs of $2.6 million are costs of the accounting acquiree and are recorded as a reduction of cash and an increase in accumulated deficit.

(D)	To reflect the settlement of Scipher’s convertible promissory notes at the Effective Time. The 2026 Notes convert under their existing terms as follows: (i) 2026 Notes issued for new cash investment in March 2026, with a principal amount of $5.0 million as well as the 2026 Notes issued for new cash investment in July and August 2026, with a principal amount of $5.0 million, are applied together with accrued interest toward the holders’ funding obligations under the Concurrent PIPE Investment and settled in PIPE Shares and PIPE Warrants, as described in adjustment (A); and (ii) all other 2026 Notes are converted into Scipher Merger Shares, allocated among the holders in accordance with the Allocation Certificate. The 2025 Notes are cancelled for no consideration. Because the change-in-control premium under the 2026 Notes causes the aggregate claim of those notes to exceed the Scipher Valuation, no consideration is allocable to the 2025 Notes, which are subordinated under the 2026 CNPA. The full carrying value of the convertible promissory notes of $76.2 million is reclassified to additional paid-in capital with no gain or loss recognized, because the 2026 Notes are settled under their existing terms and the 2025 Notes are cancelled without consideration.

(E)	To reflect the cancellation of Scipher preferred stock for no consideration at the Effective Time. The $169.8 million carrying value is reclassified to additional paid-in capital as a capital contribution, with no gain or loss recognized. The former holders of Scipher preferred stock receive no Scipher Merger Shares or other consideration.

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(F)	To reflect the equity issued by Chemomab Parent to Chemomab Israel shareholders in connection with the Merger. The adjustment increases additional paid-in capital by $12.2 million, comprising $11.8 million of Chemomab Parent Common Stock issued to Chemomab Israel shareholders and $0.4 million of Chemomab Israel share-based equity awards allocated to consideration, as set forth in Note 3.

(G)	To reflect the elimination of Chemomab Israel’s historical equity balances, comprising a reduction of additional paid-in capital of $124.2 million and a reduction of accumulated deficit of $115.6 million, a net reduction in equity of $8.7 million.

(H)	To reflect the immediate expense recognition of the acquired IPR&D of $7.8 million. Because the acquired IPR&D has no alternative future use, the amount of consideration allocated to it is expensed at the acquisition date, and the adjustment increases accumulated deficit by that amount.

(I)	To reflect the cancellation of outstanding Scipher stock options and the recording of the remaining unrecognized expense of $3.5 million.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(J)	To reflect the immediate expense recognition of the acquired IPR&D of $7.8 million. Because the acquired IPR&D has no alternative future use, the amount of consideration allocated to it is expensed at the acquisition date.

(K)	To reflect the cancellation of outstanding Scipher stock options and the recording of the remaining unrecognized expense of $3.5 million for the six months ended June 30, 2026 and $4.6 million for the year ended December 31, 2025.

(L)	To reflect the elimination of the historical change in fair value of, and interest expense on, the Scipher convertible notes (the 2026 Notes and the 2025 Notes), which convert into PIPE Shares or Merger Shares or are cancelled at Closing and therefore would not have remained outstanding during the pro forma periods.

(M)

The pro forma combined basic and diluted loss per share has been adjusted to reflect the pro forma net loss for the six months ended June 30, 2026 and the year ended December 31, 2025.

The weighted average shares used in the computation (i) eliminate the historical weighted average shares outstanding of both Scipher and Chemomab Israel, all of which are cancelled or exchanged at the Effective Time, and (ii) include the shares of Chemomab Parent Common Stock to be issued in the Domestication, upon conversion of the 2026 Notes into Scipher Merger Shares, and in the Concurrent PIPE Investment. The shares issued in the Domestication and the Concurrent PIPE Investment are assumed to have been outstanding from the beginning of the earliest period presented. The Scipher Merger Shares issuable upon conversion of the 2026 Notes are assumed to have been outstanding from the later of the beginning of the earliest period presented and the date of issuance of the 2026 Notes to which such shares relate. Accordingly, the number of shares attributed to the conversion of the 2026 Notes differs between the periods presented and is lower than the shares expected to be held by former Scipher securityholders at Closing as set forth in Note 1, which reflects all 2026 Notes outstanding at Closing, including notes issued in July and August 2026.

Because the Combined Company reports a pro forma net loss in each period presented, potential common shares are antidilutive and excluded from pro forma weighted average shares, and diluted net loss per share equals basic net loss per share. Excluded potential common shares include approximately 1,000,000 shares issuable upon exercise of the PIPE Warrants, 86,557 shares available to be issued upon settlement of outstanding Chemomab Israel equity awards, and shares that may be issued in settlement of the CVRs.

The following table sets forth the calculation of the pro forma adjustment to the weighted average number of common shares outstanding, basic and diluted:

	Six Months Ended	Year Ended
	June 30, 2026	December 31, 2025
Elimination of Chemomab Israel and Scipher historical weighted average shares outstanding	(9,510,887)	(7,763,823)
Common stock issued to Chemomab Israel shareholders	1,513,443	1,513,443
Conversion of 2026 Notes	3,397,476	3,285,804
Common stock issued in connection with PIPE transaction	1,000,000	1,000,000
Pro forma adjustment	(3,599,968)	(1,964,576)

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UPDATES TO “PRINCIPAL SHAREHOLDERS OF CHEMOMAB ISRAEL” SECTION

The section titled “Principal Shareholders of Chemomab Israel” beginning on page 362 of the Proxy Statement/Prospectus is replaced with the disclosure below.

The following table sets forth information with respect to the beneficial ownership of Chemomab Israel Shares as of November 6, 2026, unless indicated below, by:

●	each person or entity known by Chemomab Israel to beneficially own 5% or more of its outstanding shares;

●	each of its executive officers;

●	each of its directors; and

●	all of its executive officers and directors as a group.

The beneficial ownership of Chemomab Israel Shares is determined in accordance with the SEC rules and generally includes any ordinary shares over which a person exercises sole or shared voting or investment power. For purposes of the table below, we deem shares subject to options or warrants that are currently exercisable or exercisable within 60 days of November 6, 2026, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 719,080,240 Chemomab Israel Shares (equal to 8,988,503 ADSs) outstanding as of November 6, 2026.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Chemomab Israel Shares.

Chemomab Israel is not owned or controlled, directly or indirectly, by another corporation or by any foreign government. Other than the Transactions described in the Proxy Statement/Prospectus, as supplemented by this Supplement, Chemomab Israel is not aware of any arrangement that may, at a subsequent date, result in a change of control of the company.

NAME OF BENEFICIAL OWNER	Total Beneficial Ownership (ADSs)	Percentage of ADSs Beneficially Owned

HBM Healthcare Investments (Cayman) Ltd (1)	1,012,146	11.3%

Scipher Medicine Corporation (2)	932,203	10.4%

Directors and Executive Officers

Adi Mor (3)	301,359	3.3%

Sigal Fattal (4)	61,727	*

John Lawler (5)	42,535	*

Neil Cohen (6)	45,903	*

Nissim Darvish (7)	25,184	*

Alan Moses (8)	12,731	*

Gwen Melincoff (9)	1,676	*

All current executive officers and directors as a group (7 persons)	491,115	5.3%

* Less than one percent (1%)

(1)	Such amount as reported by HBM Healthcare Investments (Cayman) Ltd. (“HBM”) in a Schedule 13D/A filed with the SEC on September 9, 2026. Voting and investment power over the Chemomab Israel Shares represented by the ADSs held by HBM is exercised by the board of directors of HBM, which is composed of Jean-Marc LeSieur, Richard H. Coles, Sophia Harris, Dr. Andreas Wicki, Mark Kronenfeld, M.D., and Richard Paul Woodhouse, none of whom has individual voting or investment power with respect to the Ordinary Shares represented by ADSs. The address of HBM Healthcare Investments (Cayman) Ltd. is Governor’s Square, 23 Lime Tree Bay Ave., PO Box 30852, Grand Cayman, KY1-1204, Cayman Islands.

(2)	Scipher has the sole power to vote or direct the voting of, and the sole power to dispose or direct the disposition of, the ADSs and the shares underlying the ADSs. The address of Scipher is 302 E Pettigrew St, Suite 100, Durham, NC 27701. While the Additional Notes are outstanding and before the Merger Agreement terminates, Scipher will hold the 932,203 ADSs for the benefit of the holders of the Additional Notes.

(3)	Consists of (i) 111,959 ADSs owned directly by Dr. Mor, (ii) 50,059 ADSs owned by Dr. George (Dr. Mor’s spouse), (iii) 130,910 options issued to Dr. Mor, issuable upon the exercise of options within 60 days of November 6, 2026, and (iv) 8,431 options issued to Dr. George (Dr. Mor’s spouse), issuable upon the exercise thereof within 60 days of November 6, 2026.

(4)	Includes 21,245 ADSs, and 40,482 ADSs issuable upon the exercise of options within 60 days of November 6, 2026.

(5)	Includes 11,824 ADSs, and 30,711 ADSs issuable upon the exercise of options within 60 days of November 6, 2026.

(6)	Includes 33,000 ADSs, and 12,903 ADSs issuable upon the exercise of options within 60 days of November 6, 2026.

(7)	Includes 300 ADSs, and 24,884 ADSs issuable upon the exercise of options within 60 days of November 6, 2026.

(8)	Represents 12,731 ADSs issuable upon the exercise of options within 60 days of November 6, 2026.

(9)	Represents 1,676 ADSs issuable upon the exercise of options within 60 days of November 6, 2026.

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UPDATES TO “PRINCIPAL STOCKHOLDERS OF THE COMBINED COMPANY” SECTION

The section titled “Principal Stockholders of the Combined Company” beginning on page 364 of the Proxy Statement/Prospectus is replaced with the disclosure below.

The following table and the related notes present information on the beneficial ownership of the Combined Company’s common stock immediately after the consummation of the Merger and the Concurrent PIPE Investment (based on the assumptions below) and based on beneficial ownership as of November 6, 2026, by:

●	each person, or group of affiliated persons, expected by Chemomab Israel and Scipher to become the beneficial owner of more than 5% of the outstanding common stock of the Combined Company;
●	each executive officer and director of the Combined Company; and
●	all of the Combined Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable or convertible, as the case may be, within 60 days of November 6, 2026. Shares of common stock issuable pursuant to such securities are deemed outstanding for computing the percentage of the person holding such securities and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, management believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Exchange Act.

The percentage of shares beneficially owned is based on and assumes 6,000,000 shares of Combined Company common stock outstanding, which assumes $30.0 million of gross proceeds raised in the Concurrent PIPE Investment at an assumed price of $30.00 per PIPE Share and accompanying PIPE Warrant, expected to be consummated substantially concurrently with the Closing.

The following table and the related notes also assume that the Domestication Exchange Ratio is 0.0021 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.168 on an ADS basis), such that each ADS would convert into 0.168 shares of Chemomab Parent Common Stock pursuant to the Domestication Merger Agreement (based on 8,988,503 outstanding ADSs and outstanding options to purchase 514,072 ADSs as of November 6, 2026).

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The following table and related notes also: (i) give effect to the cancellation of Additional Notes in an aggregate principal amount of $1.1 million in exchange for Scipher Parent Shares and (ii) assume that there are no Non-Participating 2026 Note Holders and therefore no Non-Participating Notes.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
5 Percent Stockholders after the Merger
Entities affiliated with Northpond Ventures, LP	2,260,271	(1)	35.3%
Entities affiliated with Khosla Ventures	1,265,093	(2)	20.3%
Entities affiliated with Blue Owl Healthcare	558,819	(3)	9.2%
Directors and Executive Officers After the Merger
Reginald Seeto, M.B.B.S.	-		-
Torsten Hombeck, Ph.D.	-		-
Ryan Phan, Ph.D.	-		-
Courtney Morris	-		-
Brett Blackman, Ph.D.
Stefan Krieglstein, MS	137,437	(4)	2.3%
Joseph Loscalzo, Ph.D., M.D.	-		*
Adi Mor, Ph.D.	50,628	(5)	*
All directors and executive officers after the Merger as a group (8 persons)	188,065		3.1%

* Less than 1%

(1)	Consists of (i) 438,727 and 1,415,144 shares of common stock to be held by Northpond Capital, LP (“Northpond Capital”) and Northpond SM Holdings, LLC, respectively (in each case inclusive of PIPE Shares to be issued in the Concurrent PIPE Investment and the Scipher Parent Shares to be transferred by Scipher in exchange for the cancellation of an Additional Note), and (ii) 406,400 shares issuable upon exercise of a PIPE Warrant to be issued to Northpond Capital pursuant to the Concurrent PIPE Investment. Northpond Capital GP, LLC (“Northpond Capital GP”) is the general partner of Northpond Capital. Michael P. Rubin is the managing member of Northpond Capital GP and has voting and dispositive power over the securities held by Northpond Capital. Mr. Rubin also has voting and dispositive power over the securities held by Northpond SM Holdings, LLC. The address for each of these entities is 7500 Old Georgetown Rd, Suite 850, Bethesda, MD 20814. The calculation of percentage of beneficial ownership does not give effect to any beneficial ownership limitation provisions that may be included in the PIPE Warrants upon issuance.

(2)	Consists of (i) 1,019,917 and 17,786 shares of common stock to be held by Khosla Ventures VI, LP (“KV VI”) and Khosla Ventures Seed D, LP (“KV Seed D”) (inclusive of PIPE Shares to be issued in the Concurrent PIPE Investment and the Scipher Parent Shares to be transferred by Scipher in exchange for the cancellation of an Additional Note) and (ii) 227,390 shares issuable upon exercise of a PIPE Warrant to be issued pursuant to the Concurrent PIPE Investment. The general partner of KV VI is Khosla Ventures Associates VI, LLC (“KVA VI”). VK Services, LLC (“VK Services”) is the sole manager of KVA VI. Vinod Khosla (“Mr. Khosla”) is the managing member of VK Services. Each of Mr. Khosla, VK Services, and KVA VI possesses power to direct the voting and disposition of the shares owned by KV VI. The general partner of KV Seed D is Khosla Ventures Seed Associates D, LLC (“KVA Seed D”). VK Services, LLC (“VK Services”) is the sole manager of KVA Seed D. Vinod Khosla (“Mr. Khosla”) is the managing member of VK Services. Each of Mr. Khosla, VK Services, and KVA Seed D possesses power to direct the voting and disposition of the shares owned by KV Seed D. Each party disclaims beneficial ownership of the shares described above except to the extent of his or its pecuniary interest therein. The address for each of these entities is 2128 Sand Hill Road, Menlo Park, California 94025. The calculation of percentage of beneficial ownership does not give effect to any beneficial ownership limitation provisions that may be included in the PIPE Warrants upon issuance.

(3)	Consists of (i) 16,025 and 442,444 shares of common stock to be held by Blue Owl Healthcare Opportunities EF IV LP and Blue Owl Healthcare Opportunities IV LP, respectively (in each case inclusive of PIPE Shares to be issued in the Concurrent PIPE Investment and the Scipher Parent Shares to be transferred by Scipher in exchange for the cancellation of an Additional Note), and (ii) 3,510 and 96,840 shares issuable upon exercise of a PIPE Warrant to be issued to Blue Owl Healthcare Opportunities EF IV LP and Blue Owl Healthcare Opportunities IV LP, respectively, pursuant to the Concurrent PIPE Investment. Blue Owl Healthcare Opportunities Advisors LLC, an indirect subsidiary of Blue Owl Capital Holdings LP, is the investment manager of Blue Owl Healthcare Opportunities EF IV LP and Blue Owl Healthcare Opportunities IV LP and exercises voting and investment power through an investment committee comprised of Kevin Raidy, Timothy Anderson, Sandip Agarwala and Brandyn Itzkowitz, each of whom disclaims beneficial ownership of such securities. The principal business address for each of these entities is c/o Blue Owl Healthcare Advisers LLC, 399 Park Avenue, 38th Floor, New York, New York 10022. The calculation of the percentage of beneficial ownership does not give effect to any beneficial ownership limitation provisions that may be included in the PIPE Warrants upon issuance.

(4)	Consists of (i) 2,388 shares of common stock to be held directly (inclusive of the Scipher Parent Shares to be transferred by Scipher in exchange for the cancellation of an Additional Note), (ii) 104,775 shares of common stock to be held indirectly through Krieglstein & Company (inclusive of PIPE Shares to be issued in the Concurrent PIPE Investment), (iii) 2,034 shares of common stock to be held indirectly by his spouse (inclusive of the shares of common stock to be transferred by Scipher in exchange for the cancellation of an Additional Note) and (iv) 28,240 shares issuable upon exercise of a PIPE Warrant that will be issued pursuant to the Concurrent PIPE Investment and held indirectly. The calculation of the percentage of beneficial ownership does not give effect to any beneficial ownership limitation provisions that may be included in the PIPE Warrants upon issuance.

(5)	Consists of (i) 27,219 shares of common stock to be held and (ii) 23,409 shares of common stock to be issuable upon the exercise of options within 60 days of November 6, 2026.

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